AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 7, 2022

CAREERLINK HOLDINGS, INC.

1907 Harney St., Suite 160

Omaha, NE 68102.

(402) 345-5025

Up to 12,500,000 shares of Preferred Stock and

up to 12,500,000 shares of Class A Common Stock into which the Preferred Stock may convert*

$4.00 Per Share

Minimum investment 100 shares of Preferred Stock ($400)

SEE “SECURITIES BEING OFFERED” AT PAGE 41

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to issuer (2)	Proceeds to other persons
Per share	$4.00	$0	$4.00	$0
Total Maximum	$50,000,000	$0	$50,000,000	$0

*The Preferred Stock is convertible into Class A Common Stock either at the discretion of the investor or automatically upon effectiveness of registration of the securities in an initial public offering. The total number of shares of the Class A Common Stock into which the Preferred may be converted will be determined by dividing the original issue price per share by the conversion price per share. See “Securities Being Offered” at Page 41 for additional details.

(1)	We are offering these securities without an underwriter.

(2)

The company expects that, not including state filing fees, the minimum amount of expenses of the offering that we will pay will be approximately $80,000 regardless of the number of shares that are sold in this offering.

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This Offering (the “Offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold or (2) the date at which the Offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company has entered into an agreement with Manhattan Street Capital, in connection with the use of its online platform for this offering; whereby, investors will need to use the platform in order to agree to the terms of the offering and subscription agreement. Investors will not pay any fees to use the Manhattan Street Capital online platform. See “Plan of Distribution – The Online Platform.” The Company has also engaged Prime Trust, LLC as agent to hold any funds that are tendered by investors. The offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $400 (100 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

Each holder of Careerlink Preferred Stock (the “Preferred Stock”) is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Preferred Stock will vote together with the holders of Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of Careerlink. Holders of the Class B Common Stock will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this offering and therefore control the board.

Phillip Greenwood is currently the Company’s controlling shareholder, an officer and director. Phillip Greenwood is the controlling shareholder of the Company through his Class B Common Stock ownership. As the holder of the Class B Common Stock which gives Mr. Greenwood 4 votes per share, as opposed to 1 vote per share for holders of Class A Common Stock and our Preferred Stock, Mr. Greenwood will continue to hold a majority of the voting power of all the Company’s equity stock and therefore control the board at the conclusion of this offering. Even if Mr. Greenwood were to own as little as 20% of the equity securities of the Company, Mr. Greenwood would still control a majority of the voting stock. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions and receipt of funds for the Securities by the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 9.

Sales of these securities will commence on approximately                   , 2022.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

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In this Offering Circular, the term “Careerlink Holdings, Inc.,” “Careerlink,” “we,” “us, “our” or “the Company” refers to Careerlink Holdings, Inc., a Delaware corporation.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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OFFERING CIRCULAR SUMMARY

Careerlink Holdings, Inc., started as a Nebraska based corporation, before redomiciling to Delaware on February 15, 2022, and is a digital recruiting platform for human resources professionals focused on hiring and retaining high quality applicants for employers and staffing agencies within the US.

Careerlink offers a job board syndication technology similar to Ziprecruiter, applicant tracking system (ATS), resume database, staffing services, and AI based employee retention solution. Careerlink is seeking to expand nationally and acquire accretive organizations with which they can achieve scale and operational efficiencies via their platform. Careerlink is headquartered in Omaha, Nebraska and has engineering operations in Omaha, Japan, Australia, and Mexico.

Careerlink leverages technology, including artificial intelligence, to help organizations find and retain talent in today’s competitive recruiting landscape.

On January 28, 2022, Careerlink, LLC., changed its corporate status and name to Careerlink, Inc. in the state of Nebraska.

On February 15, 2022, the Company completed its redomicile to Delaware, by filing a certificate of conversion with the Delaware Secretary of State and changed its name to Careerlink Holdings, Inc.

Business Overview

Careerlink services over 800 clients primarily located in the Midwest. The majority of clients are on annual, auto-renewing, contracts for job posting syndication and digital recruitment services. Revenues for the years ended December 31, 2021 and 2020 were $1,368,622 and 221,142, with net income of $243,686 and $(162,942), respectively. Pricing for Careerlink services are tiered based on the number of employees at the customer for the job listing syndication and retention solutions while other services including staffing, bounties, and sponsored recruiting campaigns offer flat fee or percentage-based options based on the offering.

Careerlink plays a significant role in helping companies to recruit employees.

As a digital recruiting technology company, Careerlink improves the visibility of jobs and marketability of employers through traffic to job listings and customer profiles on Careerlink via digital marketing, social media, strategic partnerships, and the application of big data and matching algorithms to our database of 1 million job seekers.

THE OFFERING

Securities offered	Up to 12,500,000 shares of Preferred Stock and up to 12,500,000 shares of Class A Common Stock into which they may convert

Class A Stock Common outstanding before the offering	0 shares of Class A Common Stock.

Preferred Stock outstanding before the offering	0 shares of Preferred Stock.

Preferred Stock outstanding after the offering	12,500,000 shares of Preferred Stock

Share Price	$4.00 per share

Minimum Investment	$400

Maximum offering amount:	12,500,000 shares at $4.00 per share, or $50,000,000 (See “Distribution.”).

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $49,920,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Preferred Stock involves a high degree of risk, including: Immediate and substantial dilution. No market for our stock. See “Risk Factors.”

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Terms of the Preferred Stock

Holders of the Preferred Stock are entitled to the following:

•	Declared dividends

o

In the event the company declares a dividend distribution to the Common Stockholders, holders of Preferred Stock will receive dividend distribution. Dividends will be distributed to holders on a pro-rata or on an as converted basis.

•	Voting:

o	Holders of the Preferred Stock are entitled to one vote for each share on all matters submitted to a vote of the stockholders.

o

Holders of Preferred Stock at all times will vote together with the holders of Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of Careerlink.

o

Holders of Class B Common Stock (currently held exclusively by our CEO Phillip Greenwood) are entitled to four votes per share (see, “Risk Factors – Phillip Greenwood as Officer, Director and majority shareholder controls the company and the company currently has only two independent directors”) and thus will control the board.

•	Liquidation preference:

o

In the event of a liquidation, investors will be entitled to receive the greater of the amount of their total investment in the shares of Preferred Stock and any accrued and unpaid dividends or their pro rata percentage of the proceeds calculated based on the number of shares owned by each investor on an “as converted to Common Stock” basis.

·	Conversion:

o	Holders of the Preferred Stock may convert their shares of Preferred Stock into Class A Common Stock in their sole discretion.

o	In the event of an initial public offering, as defined in the Certificate of Designations, conversion of the Preferred Stock is mandatory.

o

Anti-dilution protection is provided to holders of the Preferred Stock using the weighted average method. See, “Securities Being Offered – Preferred Stock – Anti-Dilution Rights”; Section 5 of the Certificate of Designations filed as an exhibit to this Offering Statement of which this Offering Circular forms a part.

Use of Proceeds

Proceeds from this offering will be primarily used for expansion of our company via acquisitions, entry into new geographic markets, software enhancements, hiring of additional employees for software development, marketing and salespersons, auditing costs, general costs associated with our services, working capital, sales and marketing activities, and offering related costs. See “Use of Proceeds to Issuer” section of this Offering Circular.

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Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

∙	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

∙

will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

∙

will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

∙	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

∙	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

∙	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Summary Risk Factors

Careerlink is an Emerging Growth Company. The company had net income of $243,686 and $(162,942) during the years ended 2021 and 2020, respectively. Investing in the company involves a high degree of risk (see “Risk Factors”). As an investor, you should be able to bear a complete loss of your investment. Some of the more significant risks include those set forth below:

∙	This is a very young company.

∙	The company’s auditor has issued a “going concern” opinion.

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∙	The company has minimal operating capital, no significant assets and minimal revenue from operations.

∙	The success of Careerlink business is dependent on companies and applicants seeing the benefit to our platform and benefiting from its design and use.

∙	The company plans to raise significantly more capital and future fundraising rounds could result in dilution.

∙	Success in the job recruitment industry is highly unpredictable, and there is no guarantee the company’s content will be successful in the market.

∙

The company may not be able to attract and retain corporations or individuals interested in annual memberships on its websites, which could harm its business, financial condition and results of operations.

∙	Careerlink operates in a highly competitive market.

∙	Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.

∙	Careerlink depends on a small management team and may need to hire more people to be successful.

∙	The company will require more employees to assist in expansion, who have not yet been hired.

∙	Careerlink may not be able to protect all of its intellectual property.

∙	Distributions will be only made if permitted under Delaware law, which is subject to change, and in the sole discretion of the board of directors.

∙	The company is responsible for certain administrative burdens relating to taxation.

∙	The offering price has been arbitrarily set by the company.

∙	There is no minimum amount set as a condition to closing this offering.

∙	The CEO of Careerlink controls the company and the company currently has only two independent directors.

∙

The exclusive forum provision in the company’s Certificate of Incorporation may have the effect of limiting an investor’s ability to bring legal action against the company and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

∙	There are conflicts of interest between the company, its management and their affiliates.

∙	Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

∙	There are conflicts of interest between the company and some of the members of the Board of Directors.

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RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. Some of these risks include:

•	We face intense competition and could lose market share to our competitors, which could adversely affect our business, operating results, and financial condition.

•	COVID-19 has caused significant uncertainty and disruption in our business operations. The ongoing effects of the COVID-19 pandemic continue to be unpredictable, and may have an adverse effect on our business, results of operations, and financial condition.

•	Our business is significantly affected by fluctuations in general economic conditions, which have been adversely affected by the COVID-19 pandemic. There is a risk that any economic recovery may be short-lived and uneven and may not result in increased demand for our services.

•	Our marketplace functions on software that is highly technical and complex, and if it fails to perform properly, our reputation could be adversely affected, our market share could decline and we could be subject to liability claims.

•	Our future success depends in part on employers purchasing and renewing subscriptions and performance-based services from us. Any decline in our user renewals or performance-based services could harm our future operating results.

•	We have experienced growth in recent periods and expect to continue to invest in our growth for the foreseeable future. If we cannot manage our growth effectively, our business, operating results, and financial condition could be adversely affected.

•	Significant segments of the market for job advertisements services may have hiring needs and service preferences that are subject to greater volatility than the overall economy.

•	Our efforts and ability to sell to a broad mix of businesses could adversely affect our operating results in a given period.

•	Our business depends largely on our ability to attract and retain talented employees, including senior management and key personnel. If we lose the services of Phillip Greenwood, our Chief Executive Officer, or other members of our senior management team, we may not be able to execute on our business strategy.

•	If internet search engines’ methodologies or other channels that we use to direct traffic to our website are modified to our disadvantage, or our search result page rankings decline for other reasons, our user growth could decline.

•	Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict.

•	Our success depends on our ability to maintain the value and reputation of the Careerlink brand.

•	An active, liquid, and orderly market for our Preferred Stock may not develop or be sustained. You may be unable to sell your shares of Preferred Stock at or above the price at which you purchased them.

•	The trading price of our Preferred Stock may have little or no relationship to the historical sales prices of our capital stock in private transactions, and such private transactions have been limited.

•	None of our stockholders are party to any contractual lock-up agreement or other contractual restrictions on transfer. Following our listing, the sales or distribution of substantial amounts of our Preferred Stock, or the perception that such sales or distributions might occur, could cause the market price of our Preferred Stock to decline.

•	Market volatility may affect the value of an investment in our Preferred Stock and could subject us to litigation.

•	The dual class structure of our stock will have the effect of concentrating voting control with those stockholders who held our capital stock prior to our listing, including our directors, executive officers, and 5% stockholders who will hold in the aggregate 68% of the voting power of our capital stock following the sale of Preferred stock in this offering, which will limit or preclude your ability to influence corporate matters, including the election of directors and the approval of any change of control transaction.

•	The registration and listing of our Preferred Stock differs significantly from an underwritten initial public offering.

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An investment in our Securities is speculative and involves a high degree of risk. Therefore, you should not invest in our Preferred Stock unless you are able to bear a loss of your entire investment. You should carefully consider the following factors as well as the other information contained herein before deciding to invest in our securities. Factors that could cause actual results to differ from our expectations, statements or projections include the risks and uncertainties relating to our business described above. This Memorandum and statements that we may make from time to time may contain forward-looking information. There can be no assurance that actual results will not differ materially from our expectations, statements or projections.

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

Risks Relating To Our Business

This is a very young company.

The company was incorporated on January 16, 2020. It is a startup company that has started operations and has achieved net income of $243,686 and $(162,942) during the years ended 2021, and 2020 respectively. The Company had total revenues of $1,368,622 and $221,142 during the years ended 2021 and 2020 respectively. There is no significant history upon which an evaluation of its past performance and future prospects in the job recruitment and career applicant industry can be made. Statistically, most startup companies fail.

We Have A Limited Operating History.

Careerlink LLC, was incorporated as a Nebraska Limited Liability Corporation with the Secretary of the State of Nebraska on January 16, 2020 and redomiciled as a corporation to Delaware on February 15, 2022, under the name Careerlink Holdings, Inc.

Since the founding of Careerlink, we have engaged primarily in developing and implementing our business plan. Accordingly, we have a minimal operating history of sales and revenues on which to base an evaluation of our business and prospects. Our ventures must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot assure you that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We face intense competition and could lose market share to our competitors, which could adversely affect our business, operating results, and financial condition.

We face intense competition from many well-established online job sites such as CareerBuilder, Craigslist, Glassdoor, Indeed, LinkedIn and Monster and may face additional competition from newer entrants such as Google or Facebook. Many of our existing and potential competitors are considerably larger or more established than we are and have larger work forces and more substantial marketing and financial resources. Price competition for job marketplaces such as ours is likely to remain high, which could limit our ability to maintain or increase our market share, revenue and/or profitability.

Many of our larger competitors have long-standing relationships or access to employers, including our employer clients, as well as those whom we may wish to pursue. Some employers may be hesitant to use a new platform and prefer to upgrade products offered by these incumbent platforms for reasons that include price, quality, sophistication, familiarity, and global presence. These platforms could offer competing products on a standalone basis at a low price or bundled as part of a larger product sale.

Many of our competitors are able to devote greater resources to the development, promotion, sale, and support of their products and services. Furthermore, our current or potential competitors may be acquired by third parties with greater available resources and the ability to initiate or withstand substantial price competition. Our competitors may also establish cooperative relationships among themselves or with third parties to enhance their product offerings or resources. If our competitors’ products, platforms, services or technologies maintain or achieve greater market acceptance than ours, if they are successful in bringing their products or services to market earlier than ours, or if their products, platforms or services are more technologically capable than ours, then our revenue could be adversely affected. Also, some of our competitors may offer their products and services at a lower price. If we cannot optimize pricing, our operating results may be negatively affected. Pricing pressures and increased competition could result in reduced sales, reduced margins, losses or a failure to maintain or improve our competitive market position, any of which could adversely affect our business.

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The number of employers distributing their job posting service purchases among a broader group of competitors may increase which may make it more difficult to retain or maintain our current share of business with existing employer clients. We also face the risk that employers may decide to provide similar services internally or reduce or redirect their efforts to recruit job seekers through online job advertisements. As a result, there can be no assurance that we will not encounter increased competition in the future.

COVID-19 has caused significant uncertainty and disruption in our business operations. The ongoing effects of the COVID-19 pandemic continue to be unpredictable, and may have an adverse effect on our business, the employment and hiring marketplace in general, results of operations, and financial condition.

COVID-19 has caused significant uncertainty. Public health problems resulting from COVID-19 and precautionary measures instituted by governments and businesses to mitigate its spread, including travel restrictions and quarantines, could continue to contribute to a general economic slowdown, adversely impact our employers and job seekers and other business partners, and disrupt our operations.

As a result of the COVID-19 pandemic, in March 2020, we along with many companies transitioned our entire staff to a remote working environment, which impacted productivity, our business operations and drastically changed the employment environment. We have had to expend, and expect to continue to expend, resources to respond to the COVID-19 pandemic, including developing and implementing internal policies and procedures and track changes in laws. The remote working environment may also create increased vulnerability to cybersecurity incidents, including breaches of information systems security, which could damage our reputation and commercial relationships. Changes in our operations in response to COVID-19 or employee illnesses resulting from COVID-19 may also result in inefficiencies or delays, and additional costs related to business continuity initiatives, which cannot be fully mitigated through succession and business continuity planning, employees working remotely or using teleconferencing technologies. Any prolonged diversion of resources may have an adverse effect on our operations. Over time, such remote operations may decrease the cohesiveness of our teams and our ability to maintain our culture, both of which are critical to our success. Additionally, a remote working environment may impede our ability to undertake new business projects, foster a creative environment, and hire and retain team members. Such effects may adversely affect the productivity of our team members and overall operations, which could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

The impact of the ongoing COVID-19 pandemic is severe, widespread, and continues to evolve. The extent to which the COVID-19 pandemic will continue to impact our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

•	the duration and spread of the pandemic, including any additional variants or resurgences;

•	the timing, distribution and efficacy of COVID-19 vaccines;

•	governmental, business, and individuals’ actions taken in response to the pandemic, including business closures and any shelter in-place guidelines;

•	the impact of the pandemic on national and global economic activity, unemployment levels, and capital and financial markets, including the possibility of a national or global recession;

•	the impact of the pandemic on the financial circumstances and employment needs of our employers and job seekers;

•	other business disruptions that affect our workforce; and

•	actions taken to contain the pandemic or treat its impact.

To the extent the COVID-19 pandemic or a similar public health threat has an impact on our business, results of operations, and financial condition, it is likely also to have the effect of heightening many of the other risks described in this “Risk Factors” section.

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Our business is significantly affected by fluctuations in general economic conditions, which have been adversely affected by the COVID-19 pandemic. There is a risk that any economic recovery may be short-lived and uneven and may not result in increased demand for our services.

Our business depends on the overall demand for labor and on the economic health of current and prospective employers and job seekers that use our marketplace. Demand for recruiting and hiring services is significantly affected by the general level of economic activity and employment in the United States and the other countries in which we operate. Any significant weakening of the economy in the United States or the global economy, increased unemployment, reduced credit availability, reduced business confidence and activity, decreased government spending, economic uncertainty, financial turmoil affecting the banking system or financial markets, trade wars and higher tariffs, and other adverse economic or market conditions may adversely impact our business and operating results. Significant swings in economic activity historically have had a disproportionately negative impact on hiring activity and related efforts to find candidates. In addition, as a result of the adverse impact of the COVID-19 pandemic on economic activity, many employers have significantly decreased the number of candidates they are hiring, implemented hiring freezes or were forced to cease operations altogether, each of which has resulted in a decrease in the number of job seekers and employer clients in our marketplace. We may also experience more pricing pressure during periods of economic downturn.

The COVID-19 pandemic has caused significant volatility in financial markets and has caused what may be an extended global recession. There is a risk that as overall global conditions improve, we could continue to experience declines in all, or in portions, of our business. Recoveries are difficult to predict, and may be short-lived, slow, or uneven, with some regions, or countries within a region, continuing to experience declines or weakness in economic activity while others improve. Differing economic conditions and patterns of economic growth or contraction in the geographical regions in which we operate may affect demand for our marketplace. As global economic conditions improve, we may not experience uniform, or any, increases in demand for our marketplace within the markets where our business is concentrated.

Economic uncertainty may cause some of our current or potential employers to curtail spending in our marketplace and may ultimately result in cost challenges to our operations. These adverse conditions could result in reductions in revenue, increased operating expenses, longer sales cycles, slower adoption of new technologies, and increased competition. We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally. There is also a risk that when overall global economic conditions are positive, our business could be negatively impacted by a decreased demand for job postings and our services. If general economic conditions significantly deviate from present levels, our business, financial condition, and operating results could be adversely affected.

Our marketplace functions on software that is highly technical and complex and if it fails to perform properly, our reputation could be adversely affected, our market share could decline and we could be subject to liability claims.

Our marketplace functions on software that is highly technical and complex and may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may be discovered only after the code has been deployed. Any errors, bugs, or vulnerabilities discovered in our code after deployment, inability to identify the cause or causes of performance problems within an acceptable period of time, or difficulty maintaining and improving the performance of our marketplace could result in damage to our reputation or brand, loss of employers and job seekers, loss of revenue, or liability for damages, any of which could adversely affect our business and results of operations.

As the usage of our marketplace grows, we will need an increasing amount of technical infrastructure, including network capacity and computing power, to continue to operate our marketplace. If we cannot continue to effectively scale and grow our technical infrastructure to accommodate these increased demands, it may adversely affect our user experience. We also rely on third-party software and infrastructure, including the infrastructure of the internet, to provide our marketplace. Any failure of or disruption to this software and infrastructure could also make our marketplace unavailable to our users.

Our marketplace is constantly changing with new updates, which may contain undetected errors when first introduced or released. Any errors, defects, disruptions in service, or other performance or stability problems with our marketplace, or the insufficiency of our efforts to adequately prevent or timely remedy errors or defects, could result in negative publicity, loss of or delay in market acceptance of our marketplace, loss of competitive position, our inability to timely and accurately maintain our financial records, inaccurate or delayed invoicing of employer clients, delay of payment to us, claims by users for losses sustained by them, corrective action taken by gatekeepers of components integral to our marketplace, or investigation and corrective action taken by a regulatory agency. In such an event, we may be required, or may choose, for user relations or other reasons, to expend additional resources to help resolve the issue. Accordingly, any errors, defects, or disruptions in our marketplace could adversely impact our brand and reputation, revenue, and operating results.

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Because of the large amount of data that our employer clients collect and manage by means of our services, it is possible that failures or errors in our systems could result in data loss or corruption or cause the information that we or our employer clients collect to be incomplete or contain inaccuracies that our employer clients regard as significant. Furthermore, the availability or performance of our marketplace could be adversely affected by a number of factors, including users’ inability to access the internet or to send or receive email messages, the failure of our network or software systems, security breaches or variability in user traffic for our services. We may be required to issue credits or refunds for prepaid amounts related to unused services or otherwise be liable to our users for damages they may incur resulting from certain of these events. In addition to potential liability, if we experience interruptions in the availability of our marketplace, our reputation could be adversely affected and we could lose employers and job seekers.

Our errors and omissions insurance may be inadequate or may not be available in the future on acceptable terms, or at all. In addition, our policy may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.

Our future success depends in part on employers purchasing and renewing subscriptions and performance-based services from us. Any decline in our user renewals or performance-based services could harm our future operating results.

Many of our employer clients pay for access to our marketplace on a per-job-per-day basis, rather than entering into new longer term paid time-based job posting plans, renewing their paid time-based job posting plans when such contract terms expire, or purchasing performance-based services from us. Employers who enter into paid plans have no obligation to renew their plans after the expiration of their contract period, which typically range from one day to twelve months. In addition, employers may renew for lower subscription amounts or for shorter contract lengths. Historically, some of our employer clients have elected not to renew their agreements with us and as we expand into new products and markets, we have a limited ability to reliably predict future renewal rates. Our future renewal rates for both existing and potential new products may be lower, possibly significantly lower, than historical trends.

Our future success also depends in part on our ability to sell upsell services to employers who use our marketplace. If employers do not purchase upsell services from us, our revenue may decline and our operating results may be harmed.

Our employer client subscription renewals, performance-based services, and upsells may decline or fluctuate as a result of a number of factors, including user usage, user satisfaction with our services and user support, our prices, the prices of competing services, mergers and acquisitions affecting our user base, the effects of global economic conditions, or reductions in our employer clients’ spending levels generally.

The Company has incurred losses in the past and may incur net losses in the future.

The Company has generated operating losses and negative cash flow in the past. The Company may generate operating losses and negative cash flow in the future. The Company has a limited operating history and has achieved minimal revenues from operations, which makes it difficult to evaluate the business.

The Offering is a Best Efforts Offering and a No Minimum Offering.

As a Best Efforts Offering with No Minimum Offering, the Company may receive less funds than the $50,000,000 Maximum Offering amount, which may limit the Company’s further implementation and expansion of its business plan. All funds received (after minimum offering is achieved) will be immediately released to the Company to be used at their discretion. Therefore, earlier stage investors are at a higher risk of losing their investment, if less than the entire offering is achieved, as the Company will have full discretion over all Funds raised herein at the time of Investment.

Risk of Lack of Additional Financing.

The working capital needs of the Company consist primarily of the financing of acquisitions and expansion of existing operations, regulatory costs, costs associated with financing and legal and administrative. We currently do not have the funds to support these activities and intend to use the funds from this Offering in order to support such activities.

If the Company will not have sufficient proceeds from this Offering to conduct expansion of its business model it may be required to obtain the necessary funds either through debt or equity financing or some form of cost-sharing arrangement with others. There is no assurance that the Company will be successful in obtaining any financing. These various financing alternatives may dilute the interest of the Company’s Stockholders and put Stockholders at risk. (See “Use of Proceeds” and “Business of the Company”)

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If the Company raises additional capital through the issuance of equity and / or debt securities or use equity instruments for acquisitions, our stockholders may experience substantial dilution.

If the Company decides to pursue any such expansions or acquisitions that require additional capital raising or the issuance of equity and / or securities, and is successful in such efforts, existing stockholders will experience dilution of their percentage ownership interests in the Company. Therefore, the new equity and loan securities may have rights, preferences or privileges senior to those of existing holders of shares of the Company’s Preferred stock.

Reporting and Financial Information

The Company is not subject to the reporting requirements under the Securities and Exchange Act of 1934. The Company intends to provide its Stockholders with annual reports containing financial information prepared in accordance with generally accepted accounting principles (“GAAP”) audited by independent certified public accountants and intends at some point to become a fully reporting company under the Securities and Exchange Act in the future; however, there is no guarantee that the Company will ever become a fully reporting company in the future.

All decisions with respect to the management of the Company will be made exclusively by Management.

All decisions with respect to the management of the Company will be made exclusively by Mr. Greenwood, as the majority shareholder. The success of the Business will, to a large extent, depend on the quality of the Management of the Company. Although Mr. Greenwood, has had startup business experience, there can be no assurance that they will perform adequately or that the Business will be successful. Stockholders will have minimal rights or powers to take part in the management of the Company. Accordingly, no person should purchase any of the Securities offered hereby unless the prospective purchaser is willing to entrust all aspects of the management of the Company to Mr. Greenwood and have evaluated their capabilities to perform such functions.

Careerlink depends on a small management team and may need to hire more people to be successful.

The success of Careerlink will greatly depend on the skills, connections and experiences of our chief executive officer, Phillip Greenwood. Careerlink has not entered into employment agreements with the aforementioned executives. There is no guarantee that the executives will agree to terms and execute employment agreements that are favorable to the company. Should any of them discontinue working for Careerlink Holdings, Inc., there is no assurance that the company will continue. Further, there is no assurance that the company will be able to identify, hire and retain the right people for the various key positions.

Key Man Risk.

The Company’s founders and key men are serial entrepreneurs. It is likely that some, if not all of the founders and key men, may exit the business within the next three years. In the event one or more of our founders and/or key men exit the business the company may experience following:

∙	financial loss;

∙	a disruption to the organization's future projects;

∙	damage to the brand; and

∙	potentially supporting a competitor.

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Careerlink may not be able to protect all of its intellectual property.

Careerlink Holdings, Inc., will be using the intellectual property, including the following trademark Careerlink, that has been filed. The profitability of Careerlink may depend in part on Careerlink’s ability to effectively protect its intellectual property and the ability of Careerlink and, in the future, operate without inadvertently infringing on the proprietary rights of others. Any litigation protecting the Careerlink’s intellectual property and defending its original content could have a material adverse effect on the business, operating results and financial condition regardless of the outcome of such litigation.

Indemnification of Officers and Directors

Delaware General Corporation Law provides for the indemnification of its Directors, Officers, employees and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its Directors, Officers, employees or agents, upon such person’s promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.

In the event of dissolution or termination of the Company, and Stockholders may suffer losses.

In the event of dissolution or termination of the Company, the proceeds realized from the liquidations of assets or termination, if any, will be distributed to the creditors and then stockholders, but only after the satisfaction of the claims of creditors. Accordingly, the ability of a note holder to recover all or any portion of his/her investment under such circumstances would depend on the amount of funds so realized and claims to be satisfied therefrom.

Risks Associated With Our Industry

There can be no assurance that there will be a substantial return on the investment.

No assurance can be given that a prospective investor will realize a substantial return on his/her investment, or any return at all, or that he/she will not lose his/her investment altogether. Therefore, each investor should carefully read, review and analyze this Memorandum, including the attached Exhibits.

The business of the Company is subject to rapid technological change; failure of the Company to keep up with such changes may adversely affect the business of the Company. The Company is subject to the normal risks of companies in the online recruiting business.

The Company’s prospects must be considered in light of the numerous risks, expenses, shifts, changes and difficulties frequently encountered with companies whose businesses are conducted online due to the rapid creation, introduction and adoption of companies, low barriers to entry and growth potential. As a result, an investment in the Company is highly speculative and is only suitable for investors who recognize the high risks involved and can afford a total loss of investment. Additionally, there can be no assurances that the Company will be able to successfully secure, introduce and adopt new marketing techniques so as to implement its business strategy or otherwise overcome the risks generally associated with companies whose businesses are conducted in the online recruiting industry.

The Company could be adversely affected if it does not adequately protect its intellectual property rights.

The Company regards its marks, rights, and trade secrets and other intellectual property rights as critical to its success. To protect its investments and the company’s rights in these various intellectual properties, the Company may rely on a combination of trademark and copyright law, trade secret protection and confidentiality agreements and other contractual arrangements with its employees, clients, strategic partners, acquisition targets and others to protect proprietary rights. There can be no assurance that the steps taken by the Company to protect proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks and similar proprietary rights, or that the Company will be able to detect unauthorized use and take appropriate steps to enforce rights. In addition, although the Company believes that its proprietary rights do not infringe on the intellectual property rights of others, there can be no assurance that other parties will not assert infringement claims against the Company. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

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If we do not continue to attract and retain key personnel, we will be unable to effectively conduct our business.

The market for technical, creative, marketing and other personnel essential to the development and marketing of our products and management of our businesses is extremely competitive. If we cannot successfully recruit and retain the employees we need, or replace key employees following their departure, our ability to develop and manage our business will be impaired.

Use of social media may adversely impact our reputation.

There has been a marked increase in use of social media platforms and similar devices, including weblogs (blogs), social media websites and other forms of Internet-based communications which allow individual’s access to a broad audience of companies in need of employees and other interested persons. Consumers value readily available information concerning the availability of jobs and services and often act on such information without further investigation, authentication and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate as is its impact. Online websites, social media platforms and devices immediately publish the content of their subscribers and participants post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, the opportunity to search the world for quality employees, is now seemingly limitless and readily available. Information concerning the Company may be posted on such platforms and devices at any time. Information posted may be averse to our interests, it may be inaccurate, and may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for dissemination of trade secret information, compromise of valuable company assets all of which could harm our business, prospects, financial condition and results of operations.

Our quarterly operating results are volatile and may adversely affect the price of our securities.

Our future revenues and operating results are likely to vary significantly from quarter to quarter due to a number of factors, many of which are outside our control, and any of which could harm our business. As a result, we believe that quarterly comparisons of our operating results will not necessarily be meaningful and that you should not rely on the results of one quarter as an indication of our future performance.

In addition to the other risk factors described in this Memorandum, additional factors that have caused and/or could cause our quarterly operating results to fluctuate and in turn affect the market price of our securities include; increases in the cost of advertising, our inability to retain existing customers or encourage repeat customers, the extent to which our existing and future marketing agreements are successful, price competition that results in lower profit margins or losses, or provide adequate levels of customer service, increases in the cost of advertising, a change in how our customers obtain new employees, and new product offerings.

We depend upon our credit card processors and payment card associations.

Our customers primarily use credit cards to pay for our services and products. We are dependent upon our credit card processors to process the sales transactions and remit the proceeds to us. The credit card processors have the right to withhold funds otherwise payable to us to establish a reserve based on their assessment of the inherent risks of credit card processing and their assessment of the risks of processing our customers' credit cards and have done so from time to time in the past. The credit card processors may establish, increase or decrease the amount of any reserve at any time. Any increase in the amounts of the reserves established by the processors would have an adverse effect on our cash flow and liquidity, and any material unexpected increase could have a material adverse effect on our business, prospects, financial condition and results of operations.

We are also subject to payment card associations' operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, could have a material adverse effect on our business, prospects, financial condition and results of operations.

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We may be liable if third parties misappropriate our customers' personal information.

If third parties are able to penetrate our network security or otherwise misappropriate our customers' personal information or credit card information, or if we give third parties improper access to our customers' personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims or damages for alleged violations of state or federal laws governing security protocols for the safekeeping of customers' personal or credit card information. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

We rely on encryption and authentication technology licensed from third parties as well internally developed technology to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. We cannot provide assurance that advances in computer capabilities, internet technology, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot give any assurance that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

Risk Factors Relating To Offering

The Offering is a No Minimum/Best Efforts Offering.

As a No Minimum and Best Efforts Offering, no escrow arrangements will be present and as such Management will be able to use funds immediately. The Company may receive less funds than the $50,000,000 Maximum Offering amount, which may limit in the Company’s plan to implement its business plan. All funds received will be immediately released to the Company to be used at their discretion. Therefore, early investors are at a higher risk of losing their investment.

All of the terms and conditions of this Offering and all agreements of the Company were determined by Management without any independent analysis.

The terms and conditions of this Offering and all agreements of the Company were determined by Management and it should not be considered to have been negotiated at arm's length.

The purchase price of the Preferred Shares and Conversion Rights were set unilaterally by the Company and may not bear any relation to their actual value.

The Company set the purchase price of the Preferred Shares, and Conversion Rights to the Notes through mutual negotiations. The purchase price of the Preferred Shares may not bear any relation to any actual value. Among the factors considered in determining the price were estimates of the prospects of the Company and the background of the Company’s Management. However, there is not necessarily any relationship between the purchase price and the Company’s assets, earnings, book value or any other objective criteria of value.

The Company's estimates and projections may be inaccurate.

Any internal estimates or projections have been prepared on the basis of assumptions and hypotheses, which the Management believes to be reasonable. There is no historical basis for the projections. However, no assurance can be given that the potential benefits described in this Memorandum, or those materials, will prove to be available. Projections are supplied in this Memorandum but may be obtained by request for potential investors under the signed NDA.

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Speculative Nature of Investment.

Due to the highly speculative nature of the Company's business, it is likely that the investment in the securities offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

Burden to Investors.

The financial risk of the Company's expansion of its career locating activities will be borne primarily by the new investors, who, upon completion of this Offering, will have contributed a significantly greater portion of the Company's cash capital, than prior investors.

No Public Market Exists

There is no public market for the Company’s stock, in addition there is no public market for the Preferred Shares. No assurance can be given that a market will develop or that a Stockholder or Preferred Shares holder ever will be able to liquidate his/her investment, if at all. Further, if successful, then the price may be highly volatile. Factors such as those discussed in the “Risk Factors” section may have a significant impact upon the market price of the securities offered hereby. Due to the exceptionally low price of the Securities and the fact that it is not quoted in a public market, many brokerage firms may not be willing to effect transactions in the Securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

Maximum Amount of the Offering may not be raised.

We may not raise the maximum amount of the Offering, and if we do not raise the maximum amount of the Offering, we may not have sufficient funds to continue operations.

The maximum amount is $50,000,000. If we raise less than $50,000,000, we may not be able to continue our intended business plan unless third party financing is obtained, of which there is no assurance, and no commitment has been obtained for financing.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card Company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

There can be no assurance that there will be a substantial return on the investment.

The Company’s recent business model is an early-stage development with minimal revenues and may fail completely. No assurance can be given that a prospective investor will realize a substantial return on his/her investment, or any return at all, or that he/she will not lose his/her investment altogether. Therefore, each investor should carefully read, review and analyze this entire Memorandum carefully.

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Risks relating to this offering and our shares

Distributions will be only made if permitted under Delaware law, which is subject to change, and in the sole discretion of the board of directors.

Pursuant to section 170 of the Delaware General Corporation Law (“Delaware Law”), dividends may be paid out of “surplus” even in the absence of profits. Under section 154, “surplus” may be defined by the board of directors, in their sole discretion, but generally may not be less than the par value of the shares issued. Accordingly, most of the proceeds of this offering may be considered surplus. However, Delaware Law is subject to change, and the company cannot guarantee that dividend payments will always be permitted under Delaware Law.

The Company is responsible for certain administrative burdens relating to taxation.

Federal law required that the company report annually all distributions to stockholders on a Form 1099-DIV. The Company is responsible for ensuring that the extent to which such distributions constitute a distribution of earnings and profits is correctly identified on form 1099-DIV. This reporting requirement adds to the administrative burdens of the Company.

The offering price has been arbitrarily set by the Company.

Careerlink has set the price of its Preferred Stock at $4.00 per share. Valuations for companies at Careerlink stage are purely speculative. The Company’s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

There is no minimum amount set as a condition to closing this offering.

Because this is a “best efforts” offering with no minimum, the company will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

Phillip Greenwood as the majority shareholder and as an officer and director of Careerlink controls the Company.

Phillip Greenwood is currently the Company’s controlling shareholder, an officer and director. Moreover, the Company’s chief executive officer, chief financial officer, secretary and director, through his Class B Common Stock ownership in Careerlink, is currently Careerlink’s controlling shareholder. As holders of the Class B Common Stock which gives Mr. Greenwood 4 votes per share, as opposed to 1 vote per share for holders of Class A Common Stock and our Preferred Stock, Mr. Greenwood will continue to hold a majority of the voting power of all the Company’s equity stock and therefore control the board at the conclusion of this offering. Even if Mr. Greenwood were to own as little as 20% of the equity securities of the Company, Mr. Greenwood would still control a majority of the voting stock. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions.

There is no current market for Careerlink’s shares.

There is no formal marketplace for the resale of our securities. Shares of the Company’s Preferred Stock may eventually be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. The Company does not have plans to apply for or otherwise seek trading or quotation of its Preferred Stock on an over-the-counter market. It is also hard to predict if the Company will ever be acquired by a bigger company. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

Risks Related to Certain Conflicts of Interest

There are conflicts of interest between the company, its management and their affiliates.

Phillip Greenwood is an officer and director of Careerlink and currently holds all of the issued Class B Common Stock of Careerlink. Therefore, it is likely that conflicts of interest will arise between Mr. Greenwood and the Company. Conflicts of interest could include, but are not limited to the following:

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∙	use of time,

∙	use of human capital, and

∙	competition regarding the acquisition of properties and other assets.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. If you invest in our Preferred Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Preferred Stock and the pro forma net tangible book value per share of our Preferred Stock after this offering.

If you purchase shares in this offering, your ownership interest in our Preferred Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Preferred Stock after this offering.

As of December 31, 2021, the net tangible book value of the Company was ($62,340). Based on the number of shares of Common Stock issued and outstanding as of the date of the offering (27,000,000 shares) that equates to a net tangible book value of approximately ($0.0023) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of stockholders’ aggregate deficit divided by the total number of shares of Common Stock outstanding. Without giving effect to any changes in such net tangible book value after September 9, 2022, other than to give effect to the sale of 12,500,000 shares of Preferred Stock being offered by the company in this Offering for the subscription amount of $50,000,000 the pro forma net tangible book value, assuming full subscription, would be $50,000,000. Based on the total number of shares of Common and Preferred Stock that would be outstanding assuming full subscription (39,500,000), that equates to approximately $1.264 of tangible net book value per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current stockholders will have immediately increased by approximately $(1.267) without any additional investment on their behalf and the net tangible book value per Share for new investors will be immediately diluted by $2.736 per share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (without deducting estimated offering expenses):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$4.00	$4.00	$4.00	$4.00
Historical net tangible book value per share as of September 9, 2022 (1)	(0.0023)	(0.0023)	(0.0023)	(0.0023)
Increase in net tangible book value per share attributable to new investors in this offering	(1.267)	(1.032)	(0.752)	(0.415)
Net tangible book value per share, after this offering	1.264	1.029	0.75	0.413
Dilution per share to new investors	2.736	2.971	3.25	3.587

(1)	Based on net tangible book value as of September 9, 2022, of $(62,340) and 27,000,000 outstanding shares of Common stock as of September 9, 2022.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in the number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

∙	In June 2020 Mary invested $20,000 for shares that represent 2% of a company valued at $1 million.

∙

In December, the company was doing very well and sold $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Mary now owns only 1.3% of the company but her stake is worth $200,000.

∙

In June 2021, the company ran into serious problems and in order to stay afloat it raised $1 million at a valuation of only $2 million (the “down round”). Mary now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section of this Offering Circular entitled “Where You Can Find More Information” for more details.

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All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH, check, debit or credit card directly to the bank account established for this offering.

Careerlink Holdings, Inc., is offering a maximum of 12,500,000 shares of Preferred Stock on a “best efforts” basis.

The cash price per share of Preferred Stock is $4.

The Company intends to market the shares in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular materials on an online investment platform.

The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the Company. After the initial closing of this offering, the Company expects to hold closings on at least a monthly basis.

The Company is offering its securities in all states.

Incentives

The company intends to offer marketing promotions to encourage potential investors to invest. These incentives may include offering a 10% discount on the current price per share of the Offering if a minimum of $500,000 of funds are invested. Details on the Company’s current incentives can be found on the Company’s offering page found at https://www.manhattanstreetcapital.com/careerlink .

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO AN INVESTMENT IN THE COMPANY’S COMMON STOCK ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

No Minimum Offering Amount

The shares being offered will be issued in one or more closings. No minimum number of shares must be sold before a closing can occur; however, investors may only purchase shares in minimum increments of $400. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Stockholders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to Careerlink Holdings, Inc.

Pricing of the Offering

As of the date of this Offering Circular there was no public market for our preferred stock. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

.	the information set forth in this Offering Circular and otherwise available;

.	our history and prospects and the history of and prospects for the industry in which we compete;

.	our past and present financial performance;

.	our prospects for future earnings and the present state of our development;

.	the general condition of the securities markets at the time of this Offering;

.	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-	other factors deemed relevant by us.

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Offering Period, Extension and Expiration Date

This Offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the Offering is earlier terminated by the Company at its sole discretion (which we refer to as the “Termination Date”). At least every 12 months after this Offering has been qualified by the United States Securities and Exchange Commission, the Company will file a post-qualification amendment to include the Company’s recent financial statements.

The Online Platform

The Company will pay FundAthena, Inc., d/b/a Manhattan Street Capital (“Manhattan Street Capital” or “MSC” as applicable) for its services in hosting the offering of the shares on its online platform.

Further, the company has entered into an agreement with MSC for project manager, technology and administrative services, effective November 2, 2021 (the “MSC Agreement”). The following costs are outlined in the MSC Agreement:

·

A technology and administration fee of $25 per investor, in cash, paid by the company when each investor deposits funds into the escrow account, plus the same value of ten-year cashless exercise warrants priced at 50% of the initial price at which securities were sold in the Financing. The number of warrants will be determined by dividing the product of $25.00 and the total number of investments in this offering, by the lowest price at which securities were sold in the Financing.

·	AML check fees between $2 and $6 per investor. AML fees will be dependent on the location of the investor.

·

Project management fee of $10,000USD paid monthly in advance for a 12-month period from the effective date of the MSC Agreement. As part of the project management fee MSC is also granted the same value of ten-year cashless exercise warrants priced at 50% of the initial price at which the securities are sold in the Financing.

·	A listing fee of $5,000 per month, and the same value of ten-year cashless exercise warrants priced at 50% of the initial price at which securities were sold in the Financing.

·	Any applicable fees for fund transfers (ACH $2, check $5, debit card fees of $0.35 + 3% as charged by debit card processor, wire $15 or $35 for international fund transfers).

·	A cashless 10-year warrant to purchase common stock for 50% of the initial price at which securities are sold in the financing.

The company intends to pay the cash fees from the proceeds of the offering. All fees are due to MSC regardless of whether investors are rejected after AML checks or the success of the offering.

For additional information please see “Interests of Management and Others in Certain Transactions”.

Manhattan Street Capital does not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of its platform, which may include identifying issuers listed on the platform. Our Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the www.manhattanstreetcapital.com website.

How to Subscribe

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Preferred Stock in this offering, you should complete the following steps:

1.	Go to www.manhattanstreetcapital.com/Careerlink, click on the "Invest Now" button;

2.	Complete the online investment form;

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3.

Deliver funds directly by check, wire, debit card, credit card (which may incur a processing fee of 4%), or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt;

4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;

5.	Once AML is verified, the investor will electronically receive, review, execute and deliver to us a subscription agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

The company has agreed to pay the Escrow Agent (“Escrow Agent”):

❖	$300.00 Escrow account setup fee.
❖	$25.00 per month escrow account fee for so long as the Offering is being conducted.
❖	$250.00 Escrow Extensions.
❖	$250.00 per month Escrow Cloud Hosting Fee.
❖	Technology Transaction Fee of $7.50 for investments equal to or greater than $500.00 and $2.00 for transaction less than $500.
❖	Investor and Capitalization Table management fee of $25.00 per month.
❖	Accounting batch fee of $25.00 per batch.
❖	Compliance fee of $2.00 per US individual and $25 per US entity.
❖	Compliance fee of $5.00 per UK/Canadian individual investor.
❖	Compliance fee of $60.00 per individual international investor and $75.00 per international entity.
❖	Processing fees of $2.00 per ACH transaction.
❖	$5.00 per check.
❖	$15.00 per domestic wire and $35.00 per international wire.
❖	Cash management fee of 0.5% of funds processed (up to a maximum of $8,000).
❖	Support and administration fees as needed on an hourly basis ranging from $85.00 per hour for Administrative Assistants to $750.00 per hour for the Chief Trust Officer.
❖	A credit card processing fee equal to 4.00% of the amount processed (which will be paid by the Subscriber).

The escrow agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

Escrow agent is not participating as an underwriter or placement agent or sales agent of this Offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other Offering materials to investors. The use of escrow agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this Offering. All inquiries regarding this Offering or escrow should be made directly to the Company.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, Escrow Agent will have up to three days to ensure all the documentation is complete. Escrow Agent will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

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All funds tendered (by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the Company. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the company will send a confirmation of such acceptance to the subscriber.

Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the Shares. Escrow Agent is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Escrow Agent is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Escrow Agent’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Escrow Agent in this offering as any basis for a belief that it has done extensive due diligence. Escrow Agent does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared, the company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Preferred Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Preferred Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Preferred Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Preferred Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Preferred Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Preferred Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Preferred Stock in any jurisdiction where action for that purpose is required. Our Preferred Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Preferred Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Preferred Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

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Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Transfer Agent

The company has also engaged Colonial Stock Transfer, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to Colonial Stock Transfer for the above services to be $6,000 annually.

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USE OF PROCEEDS TO ISSUER

The Company estimates that if it sells the maximum amount of $50 million from the sale of Preferred Stock, the net proceeds to the Company in this offering will be approximately $45 million after deducting the estimated offering expenses of approximately $5 million (including payments for marketing, legal and professional fees, and other expenses).

$50 Million Raise – 100%

The net proceeds to the issuer, after total offering expenses, will be approximately $45 million. The Company plans to use these proceeds as follows:

●

Approximately $40 million towards a national expansion, our employment and staffing services acquisition opportunities, including IP creation, marketing, new hires in sales and engineering departments, sales, partnerships and other strategic opportunities.

●	Approximately $4.25 million for general operating expenses, including marketing, payroll, insurance, and office space.
●	Approximately $750,000 for working capital, including advertising, platform fees, printing, accounting.

 $37.5 Million Raise – 75%

The net proceeds to the issuer, after total offering expenses will be approximately $32.5 million. The Company plans to use these proceeds as follows:

●

Approximately $25 million towards a national expansion, our employment and staffing services acquisition opportunities, including IP creation, marketing, new hires in sales and engineering departments, sales, partnerships and other strategic opportunities.

●	Approximately $3.5 million for general operating expenses, including marketing, payroll, insurance, and office space.
●	Approximately $750,000 for working capital, including advertising, platform fees, printing, accounting.

$25 Million Raise – 50%

The net proceeds to the issuer, after total offering expenses will be approximately $22.5 million. The Company plans to use these proceeds as follows:

●

Approximately $18.75 million towards a national expansion, our employment and staffing services acquisition opportunities, including IP creation, marketing, new hires in sales and engineering departments, sales, partnerships and other strategic opportunities.

●	Approximately $3 million for general operating expenses, including marketing, payroll, insurance, and office space.
●	Approximately $750,000 for working capital, including advertising, platform fees, printing, accounting.

$12.5 Million Raise – 25%

The net proceeds to the issuer, after total offering expenses will be approximately $11.25 million. The Company plans to use these proceeds as follows:

●

Approximately $9 million towards a national expansion, our employment and staffing services acquisition opportunities, including IP creation, marketing, new hires in sales and engineering departments, sales, partnerships and other strategic opportunities.

●	Approximately $1.5 million for general operating expenses, including marketing, payroll, insurance, and office space.
●	Approximately $750,000 for working capital, including advertising, platform fees, printing, accounting.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the amounts above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

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The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

We reserve the right to change the above use of proceeds if management believes it is in the best interest of the company.

THE COMPANY’S BUSINESS

Careerlink Holdings, Inc., (“We,” “Us,” “Our,” the “Company,” “Careerlink,” or “Careerlink, Inc.”) started as a Nebraska based corporation, before redomiciling to Delaware, and is a digital recruiting platform for human resources professionals focused on hiring and retaining high quality applicants for employers and staffing agencies within the US.

EXECUTIVE SUMMARY

Careerlink is a digital recruiting platform for human resources professionals focused on hiring and retaining high quality applicants for employers and staffing agencies within the US.

Careerlink offers a job board syndication technology similar to Ziprecruiter, applicant tracking system (ATS), resume database, staffing services, and AI based employee retention solution. Careerlink is seeking to expand nationally and acquire accretive organizations with which they can achieve scale and operational efficiencies via their platform. Careerlink is headquartered in Omaha, Nebraska and has engineering operations in North America, Japan, Australia, and Mexico.

Careerlink leverages technology, including artificial intelligence, to help organizations find and retain talent in today’s competitive recruiting landscape.

On January 28, 2022, Careerlink, LLC., changed its corporate status and name to Careerlink, Inc. in the state of Nebraska.

On February 15, 2022, the Company completed its redomicile to Delaware, by filing a certificate of conversion with the Delaware Secretary of State and changed its name to Careerlink Holdings, Inc.

Business:

Careerlink services over 800 clients primarily located in the Midwest. The majority of clients are on annual, auto-renewing, contracts for job posting syndication and digital recruitment services. Revenues for the years ended December 31, 2021 and 2020 were $1,368,622 and 221,142, with net income of $243,686 and $(162,942), respectively. Pricing for Careerlink services are tiered based on the number of employees at the customer for the job listing syndication and retention solutions while other services including staffing, bounties, and sponsored recruiting campaigns offer flat fee or percentage-based options based on the offering.

Careerlink plays a significant role in helping companies to recruit employees

As a digital recruiting technology company, Careerlink improves the visibility of jobs and marketability of employers through traffic to job listings and customer profiles on Careerlink via digital marketing, social media, strategic partnerships, and the application of big data and matching algorithms to our database of 1 million job seekers.

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Strategic Partnerships with LinkedIn and Syndication Networks

Since mid-2020, Careerlink has entered into a number of syndication partnerships designed to increase applicant flow for our clients and job listings for our job seekers. Some of these partnerships are paid while others are reciprocal listing agreements. Careerlink now syndicates job listings to over 300 digital destinations providing for significant visibility for our clients.

During that same time period we have expanded our own job listings from 6,000 Midwest focused jobs to over 300,000 nationwide positions. This number is expected to increase to over 1 million jobs within the next 12 months.

Following a 6-month pilot in early 2020, Careerlink signed its largest strategic partnership with LinkedIn, providing for all Careerlink jobs to be posted on LinkedIn with a percentage of those positions being further featured algorithmically. The current partnership lasts through October 31, 2022.

Applicant Tracking Software (ATS)

Careerlink offers all of its employers’ access to a full featured, cloud based, Applicant Tracking System (ATS) designed to help vet candidates, automate hiring workflows, schedule interviews, and more. This software is included as part of a Careerlink subscription but may in the future be sold separately as its own offering. The Applicant Tracking Software Total Addressable Market (TAM) is poised for significant growth as the manual analysis of candidates’ applications is outdated, due to the time, cost, and bias issues associated with human analysis. The Careerlink ATS not only provides actionable insights but also reduces the time and costs associated with hiring and recruitment.

Staffing services, bounties, and market inefficiencies

Sourcing hard to find, qualified candidates for employers has always been a priority for Careerlink. In the fall of 2020, Careerlink began to offer a formal paid staffing service for hard to fill positions. Since that time, Careerlink has signed contracts with over 25 enterprises to offer paid recruiting services.

To accelerate the growth of this division, Careerlink allows for staffing fees generated to be credited toward a customer’s Careerlink subscription. For example, if a client has a $17,000 Careerlink annual membership and they use Careerlink’s staffing services to find a $100,000 per year software developer then the resulting staffing placement fee of $17,000 (17%) would be offset entirely by the company’s Careerlink membership. Any placement fees generated after this would be billed as usual. This unique offering has been an impressive driver of adoption and a valuable differentiator for the new staffing line of business.

The staffing industry is incredibly fragmented and inefficient. For any given open position at a company there may be multiple staffing agencies looking to find the appropriate resource. All of those recruiters will be scouring job boards, social networks, internal databases, email groups, and more searching for appropriate candidates. Unfortunately, only one recruiter will find the resource and get paid. That leaves an abundance of recruiters with candidates that were not selected. In order to better utilize these valuable pipelines of candidates, Careerlink has begun a “bounty program” for employers and qualified recruiters. This system allows employers to set a price that they are willing to pay to a recruiter that finds the right candidate for their position and for the recruiter to submit candidates and get paid if they are hired. This bounty system eliminates the need for companies to contract directly with multiple agencies. It also allows them to set their own price which is typically lower than the industry standard placement fee. This system also allows recruiters to make use of their pipelines of talent which would likely otherwise go to waste. Careerlink, in turn, takes a 20% platform fee for bounty placements. In the instance that Careerlink fills the role with their internal recruiting team then Careerlink takes 100% of the bounty.

Within the staffing industry, Careerlink sees significant growth potential via smart acquisitions as our platform integrates core agency processes, including job postings and syndication, applicant tracking, scheduling, resume database, and bounty management. Acquiring traditional staffing agencies and onboarding them onto the Careerlink digital recruiting platform allows for expenses to be lowered while increasing chances for excess candidate flow to be monetized via additional placements and/or bounties leading to revenue growth.

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AI Based Employee Retention Solution (PeakEmployee.com)

Careerlink offers a pulse survey-based employee retention solution to its customers that suffer from high turnover. The solution uses a mobile first survey coupled with rewards that captures feedback from employees and combines it with turnover data to predict employee tenure and identify at risk employee populations prior to bad attrition. Retention is viewed as a potential growth area for Careerlink with an increasing total addressable market size.

Careerlink licenses PeakEmployee from HAPPY Holdings, LLC, which it entered into on July 10, 2020 (“License Agreement”). The License Agreement’s term is in perpetuity with an annual fee of $10,000. The parties can terminate the License Agreement with 90 days written notice. HAPPY Holdings, LLC and PeakEmployee are wholly owned by Careerlink CEO, Phil Greenwood.

The foregoing provides only a brief description of the material terms of the License Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the License Agreement filed as exhibit 6.1 to this Form 1A, and is incorporated herein by reference.

Our Technology:

Careerlink has built a powerful technology platform designed to allow digital recruiting 24/7/365.

Its proprietary platform enables syndication of job listings to hundreds of job boards and social media. Its system matches job seekers with jobs via automated email notifications to its 1 million job seekers. The Applicant Tracking System (ATS) allows employers and agencies to seamlessly track applicants, schedule interviews, share notes on candidates, and more.

Careerlink’s technology infrastructure is hosted at FNTS in Omaha, NE and Chicago, IL as well as with AWS and Azure for differing services and redundancy in certain services.

Markets

Careerlink conducts business in a number of HR related sectors including online recruitment sites, applicant tracking systems, staffing, and employee engagement and retention solutions.

Online recruitment site market

The domestic online recruiting site market size reached 13.1 billion in 2021 with 17.9% annual growth from 2016-2021. This market is expected to have continued growth in line with these figures. *

* Online Recruitment Sites in the US - Market Size 2005–2027

Applicant Tracking Systems

The Applicant Tracking System (ATS) market size is expected to grow to $1.81 billion by 2023 with a Compound Annual Growth Rate (CAGR) of 8.3%. *

* Applicant Tracking System Market by Component (Software and Services), Deployment (On-Premises and Cloud), Organization Size, Vertical (Retail and Consumer Goods, Government and Public Sector, and Manufacturing), and Region - Global Forecast to 2023.

Staffing agencies

Staffing agencies domestically represent a $22.1 billion market and grew at an annual rate of 7.1% from 2020 to 2021. We foresee continued growth in this sector due to the current hiring environment with an eventual deceleration as “the great resignation” subsides. *

* Employment & Recruiting Agencies in the US - Market Size 2005–2027

Employee engagement and retention solutions

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The global employee engagement feedback software market was worth $878.3 million in 2020. It is further projected to reach USD $1.9 billion by 2027 at a CAGR of 11.8% during the forecast period 2021-2027.

* Global Employee Engagement & Feedback Software Market Size, By Deployment, By Organization Size, By Offering, By Device, By Region; Trend Analysis, Competitive Market Share & Forecast, 2016-2027

Industry

Trends

The digital recruitment software market is fragmented and highly competitive. The usage of Applicant Tracking Systems (ATS) similar to Careerlink’s continues to grow and there are numerous public companies that only sell this single offering. The growth potential for the ATS market is still very large in the US market and even larger in the international market. The ATS allows employers to not only manage the job listing creation process but typically allows HR to select which job boards and social networks they will syndicate their job offerings to and track performance of each.

While the perception is that companies such as LinkedIn now play a major role in the hiring space, the data shows that job boards still account for 80% of all applicants. Careerlink has witnessed the industry shifting from consolidated job searching on a single site or app to finding a job “where you are at” which could be Google Jobs, Facebook, Monster, Indeed, LinkedIn, niche job boards, etc. In turn, the Careerlink strategy has shifted from “destination building” to partnerships that meet job seekers where they are and deliver them to Careerlink and its customers.

From the job seeker perspective, mobile has become the leader as the device of choice in conducting a job search and any serious digital recruiting software company must take this into account when developing job seeker application paths.

Challenges

Building brand awareness in the national job seeker market is a cost prohibitive endeavor and skilled digital and traditional marketing techniques will be required to maximize marketing spend ROI.

Deep-pocketed competitors that have more access to capital and an ability to outspend in auction-based advertising marketplaces can be problematic for capturing the digital share of voice sought to increase brand awareness.

Partnerships designed to drive job applicants are based on both parties seeing value in the arrangement. If at any given time one or more of Careerlink’s partners decides that the relationships are not beneficial, the agreement may need to be renegotiated or terminated.

Larger organizations in the US are migrating to full-service Human Resources Information Systems (HRIS) systems that dampens the desire for standalone ATS adoption.

Employee retention software has not seen large-scale adoption in the marketplace despite turnover being a significant issue for many companies. Careerlink’s partnership with PeakEmployee may show that we are ahead of mainstream business adoption in regard to retention software solutions.

Opportunities

With the “great resignation” occurring in 2021 and potentially beyond, hiring is constrained across nearly all sectors of employment. This has created a time of great opportunity for innovative companies in the HR Digital Recruiting space as employers vie for qualified candidates. The market has changed to a buyer’s market for job seekers forcing employers to take a more marketing-oriented approach to recruiting.

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From an organic growth perspective, Careerlink has a strong regional client base and reputation in Nebraska with compelling technology and partnerships. Over 800 clients rely upon Careerlink to assist with their hiring needs and we anticipate will continue to do so as we introduce innovative new recruiting features integrating new methods of social media integration and proprietary employer data for job seekers. With Careerlink being diversified away from a locally focused nonprofit the goodwill and opportunity now exists to take the offerings national and potentially international. Going national through both partnerships and new marketing campaigns will allow Careerlink to not only begin to target new accounts outside of Nebraska but to also expand the footprint of existing Careerlink clients with hiring needs outside of Nebraska.

From an M&A growth perspective, traditional staffing agencies represent a notable opportunity. Staffing agencies exist in a highly fragmented industry that conducts business using a common set of third-party tools including job boards, LinkedIn, social media, and applicant tracking software. Careerlink is an integrated solution that combines these services into a core offering that can reduce operational costs at scale for acquired agencies as well as provide more opportunities for placements and revenue. There is room for sustainable, cost-effective growth through acquisition that is accretive to the company’s revenue, client base, job requisitions, and candidate pools representing placements. Careerlink sees significant growth potential in the acquisition and digital transformation of traditional staffing businesses.

Finally, offering a full-service HR platform entails being able to report on employee engagement and retention after the hire. Careerlink’s partnership in offering PeakEmployee aims to provide an end-to-end solution for employers that helps them to not only hire quality candidates but to retain them through the use of gamified pulse surveys and AI based learning that helps to proactively identify potential workforce issues.

Careerlink aims to be a national Leader in the Digital Recruitment and Retention field for forward thinking employers and staffing agencies.

GROWTH STRATEGY

Following a successful capital raise, Careerlink will make significant additional investments in digital marketing, sales personnel, and engineering as well as be aggressive in seeking M&A opportunities in the staffing industry.

A strong digital marketing focus to grow new accounts

The Company plans to hire marketing, sales, and 3rd party SEO services to create a focused approach to national expansion based on data analysis. The Company will expand smartly into areas that we feel confident that we can win enough market share to show a long-term ROI on our Search Engine Marketing (SEM) and Search Engine Optimization (SEO) spend as well as brand marketing in-market.

Scaling staffing via acquisitions

Strategic Staffing acquisitions will be sought to drive revenue and reduce combined costs by leveraging the Careerlink platform for candidate attraction, job marketing, and back-office expenses such as accounting, HR, etc. Excess recruiter bandwidth and candidate flow will be used to fill Bounty based hiring placements for Careerlink customers in order to drive incremental revenue.

ATS software enhancements to drive customer retention

The Applicant Tracking System (ATS) will be enhanced with a focus on pre-application job candidate marketing features including SMS, mobile apps, and screening functionality designed to market to job seekers en masse and simultaneously eliminate the unqualified candidates.

Employee engagement and retention solution growth

Careerlink will continue to develop and market the employee engagement and retention solution to our partners. This offering has the potential to be paired with recruiting packages in order to reduce turnover and engage with a client holistically from hiring to retention. Potential growth in this area could come from any number of sectors but focus on the healthcare and hospitality industries is currently being considered. Growth of this service will also benefit from additional sales and marketing efforts including SEO and SEM.

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BUSINESS AND REVENUE MODEL

Careerlink services over 800 clients primarily located in the Midwest. The majority of clients are on annual, auto-renewing, contracts for job posting syndication and digital recruitment services. Revenues for the years ended December 31, 2021 and 2020 were $1,368,622 and 221,142, with net income of $243,686 and $(162,942), respectively. Pricing for Careerlink services are tiered based on the number of employees at the customer for the job listing syndication and retention solutions while other services including staffing, bounties, and sponsored recruiting campaigns offer flat fee or percentage-based options based on the offering.

Competition

The competitors in this industry are players coming from both traditional job boards and syndication technologies (like Ziprecruiter and Indeed), Applicant Tracking Systems (ATS), HRIS, and newer social networking-based players (like LinkedIn and Nextdoor), as well as traditional staffing agencies.

The industry is in a state of transition with no single company dominating successful hiring plans for employers and most companies utilizing a variety of vendors from job boards to social networks to niche digital destinations and agencies. It is not uncommon for competitors to share job listings either directly or via third party syndication partners. It is similarly not uncommon for HR software companies to partner with other vendors that are in many ways also competitors.

PARTNERSHIPS AND SUPPLIERS

Our main technological supplier is FNTS and Amazon Web Services. Combined they offer a worldwide coverage of server infrastructure, which allows us to easily scale our IT needs.

Careerlink also partners with multiple job syndication companies as well as LinkedIn in order to boost applicant flow to employers.

Employees

The company currently has 8 employees, all of which spend approximately half of their time working on matters related to the Company’s online operations. The amount of time that an employee will dedicate to a specific task will vary from week to week depending on the current needs of that company.

Litigation

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

THE COMPANY’S PROPERTY

Currently, the company does not own any property. Our offices are located at 1907 Harney St., Suite 160 Omaha, NE 68102, under a renewable month to month lease at a cost of approximately $3,500 per month. Our main telephone number is (402) 345-5025. Our website is www.careerlink.com and our email address is info@careerlink.com.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

The following discussion includes information from the audited financial statements for the years ended December 31, 2020 and 2021, respectively, and should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Careerlink Holdings, Inc. (Careerlink) is a digital recruiting platform for human resources professionals focused on hiring and retaining high quality applicants for employers and staffing agencies within the US.

Careerlink offers a job board syndication technology similar to Ziprecruiter, applicant tracking system (ATS), resume database, staffing services, and AI based employee retention solution. Careerlink is seeking to expand nationally and acquire accretive organizations with which they can achieve scale and operational efficiencies via their platform. Careerlink is headquartered in Omaha, Nebraska and has engineering operations in North America, Japan, Australia, and Mexico.

Careerlink leverages technology, including artificial intelligence, to help organizations find and retain talent in today’s competitive recruiting landscape.

Results of Operations

Results for the Year Ended December 31, 2021, compared to the Year Ended December 31, 2020

Working Capital	December 31, 2021 $	December 30, 2020 $
Cash	379,985	304,204
Current Assets	450,349	371,948
Current Liabilities	844,195	710,170
Working Capital (Deficit)	(393,846)	(338,222)

Cash Flows	December 31, 2021 $	December 31, 2020 $
Cash Flows provided by (used in) Operating Activities	376,234	480,627
Cash Flows provided by Financing Activities	(300,453)	2,643,577
Net Increase in Cash During Period	75,781	304,204

Operating Revenues

The Company had revenues of $1,368,622 and $221,142 for the years ended December 31, 2021 and 2020, respectively. The increase in revenue in 2021 was because 2020 represented only a partial year in business. The new entity did not formally begin to transact business until May of 2020. Growth in 2021 represented subscription billings to existing clients as well as new subscription business and staffing placements. Additionally, revenue recognition updates were implemented for all subscriptions of 1 year or longer to better reflect the time at which services are rendered. The result of this change was revenue being recognized in equal monthly payments for longer term contracts thus pushing revenue further into the future in many instances.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, and legal and accounting expenses. For the year ended December 31, 2021, general and administrative expenses were $1,124,936 compared to $525,473 for the year ended 2020. The primary expenses for 2021 and 2020 were salaries and wages of $363,477, and 227,773 respectively, insurance costs of $97,979 and 25,333, respectively, and contractor expenses of $87,552 and 58,985 respectively.

The increase in G&A expenses from 2020 to 2021 were due to a partial year of operating expenses beginning in May of 2020 whereas 2021 reflected a full year of G&A expenses.

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Other Income (Expense)

The Company had other income (expense) for the years ended December 31, 2021 and 2020 of $0 and $141,389, respectively. Other income in 2020 consisted of COVID related government assistance in the form of a $100,000 loan (since forgiven) and the temporary takeover of monthly loan payments for an SBA note in the amount of $41,389.

Net Income (loss)

The net income (loss) for the year ended December 31, 2021, was $243,686 compared to $(162,942) for the year ended December 31, 2020. The increase in revenue in 2021 was because 2020 was a partial year in business and COVID had an adverse effect on the overall hiring environment. 2021was a full year of operations and proved to be more favorable for hiring as well as saw the implementation of new features that were well received by both existing and new customers. Additionally, revenue recognition changes pushed revenue from longer term contracts signed in 2020 into 2021 and sometimes beyond.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing of funds.

At December 31, 2021, the Company had total current assets of $450,349. Current assets consisted primarily of cash and accounts receivable. At December 31, 2021, the Company had total current liabilities of $844,195 compared to $710,170, at December 31, 2020. Current liabilities consisted primarily of accounts payable accrued liabilities and accrued compensation.

We had negative working capital of $393,846 as of December 31, 2021.

Cash flow from Operating Activities

During the year ended December 31, 2021, cash provided by operating activities was $376,234 compared to $480,627 for the same period ended December 31, 2020. The decrease in the amounts of cash provided by operating activities was due to the reduction in contract liabilities to $138,408, from $462,007, and Current Maturities of Long-Term Debt to $0 from $185,000 for the years ended December 31, 2021 and 2020, respectively.

Cash flow from Financing Activities

For the year ended December 31, 2021, cash provided by financing activities was $(300,453) compared to $2,643,577 provided during the year ended December 31, 2020. The decrease in cash flow from financing activities is due to not receiving $1,898,144 in a bank loan in the year ended December 31, 2021 and instead spending $(173,005) in servicing the bank loan.

Plan of Operation

Upon completion of this offering, the company intends to fund operations with the proceeds from this offering. Approximate costs over the next 12 months after offering are as follows:

∙	Expand Operations Nationally, through marketing, partnerships, business development, additional employees: up to $40,000,000
∙	General and administrative expenses: up to $4,250,000
∙	Working capital: up to $750,000

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Over the next 12 months, the company plans to do the following:

∙	Begin National Advertising Campaign.
∙	Negotiate and execute partnerships expansions in new cities.
∙	Further update website and design per the overall Careerlink concept design.
∙	Expand current marketing structures.
∙	Hire more employees in the sales and engineering fields to help the company manage and expand growth.
∙	Disciplined strategic acquisition(s).

If the opportunity presents itself the company may also consider acquiring companies that are either in the same industry or peripheral industries to our Company. The costs and time in those situations vary and will depend on the current state of the potential acquisition target, the amount of assets and liabilities that are involved, as well as any negotiated business terms regarding the potential companies. At this time the Company does not have any proposed targets and is not in any acquisition negotiations with any companies.

Liquidity and Capital Resources

As of December 31, 2021, the company’s cash on hand was $379,985. Currently, the company is generating a small profit, however, there is no guarantee that maintaining a profit will continue in the future. The company plans to continue to try to raise additional capital through additional offerings and issuance of shares. Absent additional capital, the company may be forced to significantly reduce expenses and could become insolvent.

Indebtedness

∙

As of December 31, 2021, the company has total long-term liabilities of $2,486,208 from banks, lenders and stockholders pursuant to a Promissory Note for working capital to cover expenses and costs in order to operate the Company.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

∙	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

∙	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

∙	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

∙	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

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In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the directors of the company.

Name	Age	Position	Date of Appointment	Approximate Hours per week
Phil Greenwood	47	CEO, CFO, Secretary, Director	1/10/2020	20
Amanda Yarbrough	42	Director	2/18/2022	40
Harold Gentry	58	Director	6/15/2020	40

Phil Greenwood (CEO / Chairperson)

Phil Greenwood, Age 47: Mr. Greenwood, is an experienced tech entrepreneur and staffing company executive. In his twenties, as a software engineer, he co-founded and developed a company that matched thousands of digital publishers with Fortune 1000 advertisers and sold the enterprise in 2009 in a private transaction (LoudLaunch). In his thirties he worked for Microsoft Advertising as the Global Group Manager responsible for customer acquisition and support globally for Bing Ads. In his forties he assumed the role of CEO of Redmond Technology Partners, LLC a privately held technology staffing firm and has held this position since 2012. Passionate about technology, digital marketing, and the migration of the professional services industry into the digital landscape he has been building companies in these spaces for more than 20 years.

Amanda Yarbrough (Director, Talent Sourcing)

Amanda Yarbrough, Age 42: Amanda's primary role is to build and lead a team of authentic, relationship building recruiting partners to assist Careerlink clients in finding their perfect candidate. Our team works to fully understand the client’s business, culture and staffing needs in order to be the premier partner to our clients.

Amanda is the chairperson for the PR/Marketing committee for the National Association of Women in Construction and an active member of the West Omaha Networking Group and The Greater Omaha Chamber recruitment group - The Landing Crew.

Harold Gentry (Director, Sales and Account Management)

Harold Gentry, Age 58: Mr. Gentry has been honing his craft of sales skills, customer experience and talent management for over 30 years. His sales and management experience covers a variety of different business verticals: direct sales, retail, call center and business to business. In 1992 he joined the retail catalog firm Brylane LLC. For the next 7 years he led teams of call center agents ranging from 22 to 57 in number. His teams were consistently top performers in their division. In 2012, Harold relocated to Johnson City, TN. Soon afterwards he was recruited by Comcast Business to become a Business Account Executive for their East Tennessee territory. In this role he learned the use of Salesforce and sales funnel management. In his last full year with Comcast, he produced one million four hundred thousand in gross contract sales.

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Harold joined Careerlink in 2018, in a sales role and has since earned promotions to Account Manager, Senior Account Manager, and now serves as the Director of Account Services and Sales.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Significant Employees

Other than the foregoing named officers and directors, we have eight full-time employees whose services are materially significant to our business and operations who are employed at will by Careerlink Holdings, Inc.

Family Relationships

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended December 31, 2021 and 2020, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Phillip Greenwood, CEO, CFO, Director	2020	1	0	0	0	0	0	0	1
	2021	1	151,072	0	0	0	0	0	151,073
James Davis, Former COO	2020	40,000	11,500	0	0	0	0	0	51,500
	2021	45,000	12,623	0	0	0	0	0	57,623
Chris Cottrell, Former Director	2020	40,000	11,500	0	0	0	0	0	51,500
	2021	65,000	13,000	0	0	0	0	0	78,000
Harold Gentry, Director	2020	45,000	28,400	0	0	0	0	0	73,400
	2021	45,000	29,316	0	0	0	0	0	74,316
Amanda Yarbrough, Director	2020	0	0	0	0	0	0	0	0
	2021	0	0	0	0	0	0	0	0

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2021.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the stockholders. Stockholders can direct communications to the Chief Executive Officer, Phillip Greenwood, at our executive offices. However, while the Company appreciates all comments from stockholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all stockholders have access to information about the Company at the same time. Phillip Greenwood collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Phillip Greenwood unless the communication is clearly frivolous.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

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Director Independence

The Board of Directors is currently composed of 3 members. Phillip Greenwood, who does not qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. Harold Gentry and Amanda Yarbrough do qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

______

The following table sets forth as of September 9, 2022, certain information regarding beneficial ownership of our common stock by:

∙	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”
∙	Each person known to us to beneficially own 5% or more of our common stock;
∙	Each of our directors; and
∙	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name. We have based our calculation of the percentage of beneficial ownership on 27,000,000 shares when considering Class B Common Stock voting designation outstanding on September 9, 2022.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Phillip Greenwood	0 Class A Common Stock	0%
	27,000,000 Class B Common	100%
	0 Preferred Stock	0%

James Davis, Former COO	0 Class A Common Stock 0 Class B Common Stock 0 Preferred Stock	0% 0% 0%

Chris Cottrell, Former Director	0 Class A Common Stock 0 Class B Common Stock 0 Preferred Stock	0% 0% 0%

Harold Gentry, Director	0 Class A Common Stock 0 Class B Common Stock 0 Preferred Stock	0% 0% 0%

Amanda Yarbrough, Director	0 Class A Common Stock 0 Class B Common Stock 0 Preferred Stock	0% 0% 0%

All executive officers and directors	Class A Common Stock	0%
as a group (3 persons)	Class B Common Stock	100%
	Preferred Stock	0%
	Total Common Vote	100%(2)

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(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon 27,000,000 shares when considering Class B Common Stock voting designation.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

SECURITIES BEING OFFERED

Careerlink is offering Preferred Stock in this offering. The Preferred Stock may be converted into the Common Stock of the company at the discretion of each investor, or automatically upon the occurrence of certain events, like an initial public offering. As such, the company is qualifying up to 12,500,000 shares of Preferred Stock and up to 12,500,000 shares of Class A Common Stock under this Offering Statement, of which this Offering Circular is part.

Careerlink is authorized capital stock consists of 92,000,000 shares of capital stock, of which 77,000,000 shares are designated Common Stock (the “Common Stock”), at $0.00001 par value, of which 50,000,000 shares are Class A Common Stock (“Class A Common Stock”) and 27,000,000 shares are Class B Common Stock (“Class B Common Stock”) and 50,000,000 shares of Preferred Stock, at $0.00001 par value, of which 12,500,000 shares are Preferred Stock (the “Preferred Stock” or “Preferred Stock”). Class A Common Stock has the same rights and powers of, ranks equally to, shares ratably with and is identical in all respects, and as to all matters to Class B Common Stock; except that each holder of Class B Common Stock is entitled to 4 votes per share of Class B Common Stock whereas each holder of Class A Common Stock is entitled to only 1 vote per share of Class A Common Stock. The company may issue fractions of shares.

The following is a summary of the rights of Careerlink’s capital stock as provided in its Certificate of Amendment to the Certificate of Incorporation, Certificate of Incorporation, Certificate of Designations, and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

For a complete description of Careerlink’s capital stock, you should refer to its Certificate of Amendment to the Certificate of Incorporation, Certificate of Incorporation, Certificate of Designations and Bylaws, and applicable provisions of the Delaware General Corporation Law.

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Class A Common Stock

Voting Rights.

Each holder of Careerlink’s Class A Common Stock is entitled to one (1) vote for each share on all matters submitted to a vote of the stockholders. Holders of Class A Common Stock at all times shall vote together with the holders of Class B Common Stock and Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of Careerlink.

Class B Common Stock

Voting Rights.

Each holder of Careerlink’s Class B Common Stock is entitled to four (4) votes for each share on all matters submitted to a vote of the stockholders. Holders of Class B Common Stock at all times shall vote together with the holders of Class A Common Stock and Preferred Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of Careerlink.

Conversion Rights.

Each share of Class B Common Stock is convertible into one share of Class A Common Stock at the option of the holder at any time upon written notice to Careerlink.

All Classes of Common Stock

Dividends.

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends (including the company’s Preferred Stock), stockholders of Careerlink’s Class A Common Stock, Class B Common Stock, and Preferred Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally-available funds. Any dividends payable to holders of the Class A Common Stock, Class B Common Stock and Preferred Stock, will be paid ratably among the holders of Class A Common Stock, Class B Common Stock and Preferred Stock on an as-converted basis. Careerlink has never declared nor paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future on its Common Stock.

Liquidation Rights.

In the event of Careerlink’s liquidation, dissolution or winding up, holders of Careerlink’s Class A and Class B Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Careerlink’s debts and other liabilities and the satisfaction of any liquidation preference granted to holders of Preferred Stock; however if the amount that the holders of Preferred Stock would receive based on the pro rata percentage of the proceeds calculated based on the number of shares owned by each investor on an “as converted to Common Stock” basis is greater than the then applicable liquidation preference available to Preferred Stock, the holders of Preferred Stock, Class A Common Stock and Class B Common Stock will receive that amount.

Other Rights.

Holders of Careerlink’s Class A and Class B Common Stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Careerlink’s Class A or Class B Common Stock.

Preferred Stock

Voting Rights.

Each holder of Careerlink Preferred Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Preferred Stock at all times shall vote together with holders of the Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of Careerlink.

Dividends.

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends (including the company’s Preferred Stock), stockholders of Careerlink’s Class A Common Stock, Class B Common Stock, and Preferred Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally-available funds. Any dividends payable to holders of the Class A Common Stock, Class B Common Stock and Preferred Stock, will be paid ratably among the holders of Class A Common Stock, Class B Common Stock and Preferred Stock on an as-converted basis. Careerlink has never declared nor paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future on its Common Stock.

42

Liquidation preference.

In the event of a liquidation, investors will be entitled to receive the greater of their total investment amount in the shares of Preferred Stock and any accrued and unpaid dividends or their pro rata percentage of the proceeds calculated based on the number of shares owned by each investor on an “as converted to Common Stock” basis.

Conversion.

The Preferred Stock is convertible into the Class A Common Stock of the company as provided by Section 5 of the Certificate of Designations. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into that number of fully-paid, nonassessable shares of Class A Common Stock determined by dividing the Conversion Price (defined therein), as adjusted for any accrued and unpaid dividends, by the original purchase price. The Conversion Price is the original purchase price, adjusted from time to time as described below under “Anti-Dilution Rights”.

Holders of the Preferred Stock may convert their shares of Preferred Stock into Common Stock in their sole discretion. In the event of a Qualified Public Offering, as defined in the Certificate of Designations conversion of the Preferred Stock is mandatory.

Anti-Dilution Rights

Holders of Preferred Stock have the benefit of anti-dilution protective provisions that will be applied to adjust the number of shares of Class A Common Stock issuable upon conversion of the shares of the Preferred Stock. If equity securities are subsequently issued by the company at a price per share less than the conversion price of the Preferred Stock then in effect, the conversion price of the Preferred Stock will be adjusted using a broad-based, weighted-average adjustment formula as set out in the Certificate of Designations.

The anti-dilution protective provision will protect investors in this offering from dilution if the Company subsequently sells equity securities at a lower price per share that in this Offering, using the weighted average anti-dilution protection calculation. An example of how this might occur is as follows (numbers are for illustrative purposes only):

Broad-based Weighted Average Anti-Dilution Examples:

Examples of Careerlink Holdings Raises Two Rounds of Financing:

Reg A Financing of $4.00m at $4.00 per share and Series B Roundsat various prices.

Post Reg A Financing

Shareholder	Investment	Price/Share	Preference Shares	Conversion Price/Share	As Converted to Common Shares	Ownership
Class A Common					4.00m	80.00%
Preferred Stock	$4.00m	$4.00	1.00m	$4.00	1.00m	20.00%
Total					5.00m	100.00%

Post Potential Subsequent Financing without Anti-Dilution based on $3.00 per share

Shareholder	Investment	Price/Share	Preference Shares	Conversion Price/Share	As Converted to Common Shares	Ownership
Class A Common					4.00m	60%
Preferred Stock	$4.00m	$4.00	1.00m	$4.00	1.00m	15%
Series B	$5.00m	$3.00	1,666,667m	$3.00	1,666,667m	25.00%
Total					6,666,667m	100.00%

Post Potential Subsequent Financing with Broad-based Anti-Dilution based on $3.00 per share

Shareholder	Investment	Price/Share	Preference Shares	Conversion Price/Share	As Converted to Common Shares	Ownership
Class A Common					4,000,000	59.38%
Preferred Stock	$4.00m	$4.00	1,000,000	$3.74	1,069,519	15.88%
Series B	$5.00m	$3.00	1,666,667	$3.00	1,666,667	24.74%
Total					6,736,186	100.00%

Post Potential Subsequent Financing with Broad-based Anti-Dilution based on $2.00 per share

Shareholder	Investment	Price/Share	Preference Shares	Conversion Price/Share	As Converted to Common Shares	Ownership
Class A Common					4.00m	51.9%
Preferred Stock	$4.00m	$ 4.00	1.00m	$3.33	1.20m	15.6%
Series B	$5.00m	$2.00	2.50m	$2.00	2.50m	32.5%
Total					7.70m	100.00%

These terms generally provide that if the company issues certain additional shares of Common Stock (as detailed in the Certificate of Designations) without consideration or for a consideration per share less than the Conversion Price, in effect on the date of and immediately prior to such issue, then, the Conversion Price will be reduced. The new Conversion Price will be the amount equal to the quotient obtained by dividing the (i) the sum of (A) the number of shares of Common Stock deemed outstanding prior to such issuance (as determined on an as-converted basis) times the Conversion Price then in effect with (B) the consideration, if any, from that issuances by (ii) the sum of (A) the number of shares of Common Stock deemed outstanding prior to such issuance (as determined on an as-converted basis) plus the number of such additional shares of Common Stock so issued.

Other Rights.

Holders of Careerlink’s Preferred Stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to its’ Preferred Stock.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1-K.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC. We hereby incorporate by reference into this Offering Circular all such Supplements, and the information on any Form 1-K, 1-SA or 1-U filed after the date of this Offering Circular.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

43

Careerlink Holdings, Inc.
(a Delaware corporation)

Audited Financial Statements
For the years ended December 31, 2021, and December 31, 2020

Financial Statements

Careerlink Holdings, Inc.

44

INDEPENDENT AUDITOR’S REPORT

John F. Coggin, CPA PLLC

700 Milam St Ste 1300

Houston, TX 77002

To the Members and Officers
of CareerLink Holdings, Inc, (f/k/a CareerLink Holdings, LLC)
Omaha, NE

Opinion

We have audited the accompanying financial statements of CareerLink Holdings, Inc, (f/k/a CareerLink Holdings, LLC) (a Nebraska Limited Liability Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CareerLink Holdings, Inc, (f/k/a CareerLink Holdings, LLC) as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CareerLink Holdings, Inc, (f/k/a CareerLink Holdings, LLC) and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CareerLink Holdings, Inc, (f/k/a CareerLink Holdings, LLC)’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-1

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CareerLink Holdings, Inc, (f/k/a CareerLink Holdings, LLC)’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CareerLink Holdings, Inc, (f/k/a CareerLink Holdings, LLC)’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

John F. Coggin, CPA PLLC

Houston, TX

January 31, 2022

F-2

Careerlink, LLC
Balance Sheet
December 31, 2021 and 2020

ASSETS	2021	2020
Current Assets
Bank Accounts
Wells Fargo Business Choice Checking (2838)	379,985	304,204
Accounts Receivable (A/R)	115,519	112,899
Allowance for Bad Debts	(45,155)	(45,155)
Total Current Assets	450,349	371,948

Fixed Assets
Furniture & Fixtures	8,000	8,000
Accumulated Depreciation	(2,286)	(1,143)
Total Fixed Assets	5,714	6,857

Other Assets
Goodwill	2,812,000	2,812,000
Total Other Assets	2,812,000	2,812,000

TOTAL ASSETS	3,268,063	3,190,805
LIABILITY AND EQUITY
Liabilities
Current Liabilities
Payables	774	5,152
Contract Liabilities	658,421	520,018

Current Maturities of Long Term Debt	185,000	185,000
Total Current Liabilities	844,195	710,170

Long-Term Liabilities
Banks and Lendors	2,270,169	2,426,538
Notes Payable - Shareholder	216,039	216,039
Total Long-Term Liabilities	2,486,208	2,642,577

Total Liabilities	3,330,403	3,352,747

Equity
Member's Equity	(62,340)	(161,942)
TOTAL LIABILITIES AND EQUITY	3,268,063	3,190,805

The accompanying notes are an integral part of these financial statements

F-3

Careerlink, LLC
Profit and Loss
For the Years Ended December 31, 2021 and 2020

	2021	2020
Revenues	1,368,622	221,142

Selling’s, General and Administrative	1,124,936	525,473

Net Operating Income	243,686	(304,331)

Other Income	-	141,389

Net Income	243,686	(162,942)

Beginning Member Equity	(161,942)	1,000
Member's Draw	(144,084)	-

Ending Members Equity	(62,340)	(161,942)

The accompanying notes are an integral part of these financial statements

F-4

Careerlink, LLC
Statement of Changes in Member's Equity
For the Years Ended December 31, 2021 and 2020

Members' Equity
January 1, 2020 Balance	1,000

Net Income (Loss)	(162,942)

December 31, 2020 Balance	(161,942)

January 1, 2021	(161,942)

Distributions	(144,084)
Net Income (Loss)	243,686

December 31, 2021 Balance	(62,340)

The accompanying notes are an integral part of these financial statements

F-5

Careerlink, LLC Statement of Cash Flows For the Years Ended December 31, 2021 and 2020

	2021	2020
OPERATING ACTIVITIES
Net Income	243,687	(162,942)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Receivable (A/R)	(2,620)	(54,888)
Allowance for Bad Debts	-	45,155
Furniture & Fixtures: Accumulated Depreciation	1,143	1,143
Accruals	8,121	5,152
Credit Cards	(12,500)	-
Contract Liabilities	138,403	462,007
Current Maturities of Long Term Debt	-	185,000
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	132,547	643,569
Net cash provided by operating activities	376,234	480,627
INVESTING ACTIVITIES
Furniture & Fixtures	-	(8,000)
Goodwill	-	(2,812,000)
Net cash provided by investing activities	-	(2,820,000)
FINANCING ACTIVITIES
AIM Note Payable #1	(10,363)	97,466
AIM Note Payable #2	27,000	615,928
Note Payable - Shareholders	-	216,039
Texas Capital Bank Loan	(173,005)	1,898,144
Texas Capital Bank Loan: Less current Maturities of LTD	-	(185,000)
Owner's Investment	6,988	1,000
Owner's Pay & Personal Expenses	(151,073)	-
Net cash provided by financing activities	(300,453)	2,643,577
Net cash increase for period	75,781	304,204
Cash at beginning of period	304,204	-
Cash at end of period	379,985	304,204

Interest Paid	144,683	86,149

The accompanying notes are an integral part of these financial statements

F-6

CareerLink Holdings, Inc.

Notes to the Financial Statements

1. NATURE OF ORGANIZATION

CareerLink Holdings, Inc, (f/k/a CareerLink Holdings, LLC) (the "Company") serves the greater Omaha area along with State of Nebraska and other states from its sole facility located in Omaha, NE. The Company's major products and services are providing hiring consultation and job searches, career advice and employer tools.

The Company has been in existence since January 10, 2014.

2. SIGNIFICANT ACCOUNTING POLICIES

METHOD OF ACCOUNTING

The Company maintains it books and records, and corresponding financial statements, on the accrual method of accounting in compliance with generally accepted accounting principles recognized in the United States of America.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term, within one year, that would affect management's estimates with respect to the of completion method, allowance for doubtful accounts, accrued expenses and percentage of completion of jobs in process.

BALANCE SHEET CLASSIFICATIONS

The Company includes in current assets and liabilities receivables and payables contracts that may extend beyond one year. A one-year time period is used as classifying all other current assets and liabilities.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less at acquisition as cash and cash equivalents in

F-7

2. SIGNIFICANT ACCOUNTING POLICIES, Continued

 the accompanying balance sheet. The Company could use interest bearing deposits in financial institutions that maintained FDIC insurance in full for all accounts and limited coverage up to $250,000 per financial institution. The portion of the deposits in excess of this amount is not subject to such insurance and represents a credit risk to the Company. At times, balances held at each financial institution may exceed $250,000, which represents a credit risk to the Company. At December 31, 2021, there were uninsured deposits.

CONTRACTS RECEIVABLE

Contracts receivable from operation are based on amounts billed to customers. The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal contracts receivable are due 30 days after issuance of the invoice. Contracts receivable past due more than 60 days are considered delinquent. Delinquent contracts receivable are written off based on individual credit evaluation and specific circumstances of the customer. Unbilled revenues result from the accrual of revenues on the percentage-of-completion method of accounting for which billings have not yet been rendered.

CONTRACT ASSET AND CONTRACT LIABILITY DISCLOSURES

Contract assets include billed and unbilled amounts, as we have an unconditional right to payment once all performance obligations have been completed (i.e. software services have been available during the agreed upon timeframe), and our right to payment is not solely based on the passage of time.

Amounts may not exceed their net realizable value. Contract assets are generally classified as current and the full balance is converted each quarter based on the short-term nature of the Transactions.

Contract liabilities consist of advance payments and billings in excess of revenue as well as deferred revenue. Advance payments and billings in excess of revenue represent payments received from our customers that will be earned over the contract term. Deferred revenue represents the amount of consideration due from customers related to software services that has not yet been recognized as revenue based on our selected measure of progress. We classify advance payments and billings in excess of revenue as either current or long-term, depending on the period over which the advance payment will be earned. We classify deferred revenue as current based on the timing of when we expect to recognize revenue, which typically occurs within a short window after period-end.

The full balance of deferred revenue is converted each quarter based on the short-term nature of the transactions. Our contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period. In order to determine revenue recognized in the period from contract liabilities, we first allocate revenue to the individual contract liability

F-8

2. SIGNIFICANT ACCOUNTING POLICIES, Continued

balance outstanding at the beginning of the period until the revenue exceeds that deferred revenue balance.

REVENUE RECOGNITION

The majority of our revenues are from contracts associated with the licensing of our HR Recruiting Software (“software services”) to customers. Additionally, we provide value-added services to customers through our staffing services.

We account for a contract when both parties have approved the contract and are committed to perform their obligations, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the basis of revenue recognition in accordance with GAAP. To determine the proper revenue recognition method for contracts we evaluate whether two or more contracts should be combined and accounted for as a single contract, and whether the combined or single contract should be accounted for as more than one performance obligation. This evaluation requires judgment, and the decision to combine a group of contracts or to separate the combined or single contract into multiple performance obligations could change the amount of revenue and profit recorded in a given period. Within most of our contracts, the customer contracts with us to provide distinct services, such as software services.

The vast majority of our contracts with customers for software services include only one performance obligation; usage of the software services themselves. However, if a contract is separated into more than one performance obligation, we allocate the total transaction price to each performance obligation based on the estimated relative standalone selling prices of the promised goods or services underlying each performance obligation. We frequently sell software services with observable standalone sales prices. In these instances, the observable standalone sales are used to determine the standalone selling price. Additionally, we sell staffing services which recognize revenue upon a predetermined date, typically, 30 or 90 days after the hire date of a candidate which denotes the performance obligation as having been met.

The full text of the financial statement that includes the following excerpt can be found on the SEC's website.

Satisfaction of Performance Obligations

We generally recognize revenue over time as we perform the services in the contract because of the continuous delivery of service to the customer. Our customers receive the benefit of our services as the services are made available to them.

F-9

2. SIGNIFICANT ACCOUNTING POLICIES, Continued

As control transfers over time, revenue is recognized based on the extent of progress towards completion of the performance obligation. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services to be provided.

We use the cost-to-cost measure of progress for our software services contracts because it best depicts the transfer of control to the customer which occurs as we incur costs on our contracts. Under the cost-to- cost measure of progress, the extent of progress towards completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation.

Revenues, including ancillary or accessorial fees and reductions for estimated customer incentives, are recorded proportionally as costs are incurred. Costs to fulfill include labor, hardware, and other direct costs and an allocation of indirect costs.

Contract Modifications

Contracts are often modified to account for changes in the rates we charge our customers or to add additional distinct services. We consider contract modifications to exist when the modification either creates new, or changes the existing, enforceable rights and obligations. Contract modifications that add additional distinct goods or services are treated as separate contracts. Contract modifications that do not add distinct goods or services typically change the price of existing services. These contract modifications are accounted for prospectively as the remaining performance obligations are distinct.

Payment Terms

Under the typical payment terms of our customer contracts, the customer can pre-pay for services or pay at periodic intervals (i.e. every 30 days, etc.) Invoices are generated each month.

Principal vs. Agent Considerations

GAAP requires us to evaluate, using a control model, whether our businesses themselves promise to transfer services to the customer (as the principal) or to arrange for services to be provided by another party (as the agent). Based on our evaluation of the control model, we determined that all of our major businesses act as the principal rather than the agent within their revenue arrangements. Revenue and the associated costs are both reported on a gross basis within our statements of consolidated income.

Accounts Receivable, Net

Accounts receivable, net, include amounts billed and currently due from customers. The amounts due are stated at their net estimated realizable value. Losses on accounts receivable are recognized when they are incurred, which requires us to make our best estimate of the probable

F-10

2. SIGNIFICANT ACCOUNTING POLICIES, Continued

losses inherent in our customer receivables at each balance sheet date. These estimates require consideration of historical loss experience, adjusted for current conditions, trends in customer payment frequency, and judgments about the probable effects of relevant observable data, including present economic conditions and the financial health of specific customers and market sectors. Our risk management process includes standards and policies for reviewing major account exposures and concentrations of risk.

SIGNIFICANT JUDGMENTS

Judgment is required to determine the Stand-alone Selling Prices (SSP) for each distinct performance obligation. The Company use a single amount to estimate SSP for items that are not sold separately.

In instances where SSP is not directly observable, such as when The Company do not sell the product or service separately, The Company determine the SSP using information that may include market conditions and other observable inputs.

PROCESS

The process for achieving the core revenue recognition principle can be broken down into five steps:

1.	Identify the contract with a customer.

2.	Identify the performance obligations in the contract.

3.	Determine the transaction price.

4.	Allocate the transaction price to the performance obligations in the contract.

5.	Recognize revenue when (or as) the entity satisfies the performance obligation.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets that range from 5 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the improvement or the lease term. Expenditures for repairs and maintenance are charged to expense as incurred.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

IMPAIRMENT OF LONG-LIVED ASSETS AND GOODWILL

The Company reviews long-lived assets and goodwill for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. impairment is present when the sum of undiscounted estimated future cash Flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying

F-11

2. SIGNIFICANT ACCOUNTING POLICIES, Continued

value of the impaired asset is reduced to its fair value. During the year ended December 31, 2021 and 2020, there was no impairment losses recognized for long-lived assets or goodwill.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Total advertising cost for the year ended December 31, 2021 and 2020 was $133,241 and $12,968 respectively.

INCOME TAXES

Provisions for income taxes are not reflected in the financial statements. The Company has elected to be taxed as a Subchapter S Corporation with the Internal Revenue Service. Accordingly, the company is a "pass thru" entity and all income and/or losses are passed directly to the shareholder. The Company is subject to State franchise tax, there was no liability as of the financial statements.

If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, the estimated liability is accrued. If the Company were to incur any income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax would be reported as income taxes. The Company’s federal and state income tax returns are open for years after December 31, 2018. As of December 31, 2021, there were no uncertain tax positions.

CONCENTRATION RISKS

At December 31, 2021, approximately all of the Company's revenue is from the Nebraska and Omaha areas. A downturn in the industry could cause severe negative impacts to the Company, including possible penalties for delayed contract performance, strained relationships with existing customers, impacts on the ability to obtain future contracts, and cause a loss of revenues, any of which could adversely affect our operations.

SUBSEQUENT EVENTS AND DATE OF MANAGEMENT REVIEW

These financial statements have been updated for subsequent events occurring through January 31, 2022, which is the date these financial statements were available to be issued.

3. CONTRACTS RECEIVABLE, NET

Receivables for contracts as of December 31, 2021 and 2020 consisted of the following:

	2021	2020
Contract Receivable for work completed and in Progress	115,519	112,899
Allowance for Doubtful Accounts	(45,155)	(45,155)
Total Receivables-Net	70,364	67,744

F-12

4. INCOME TAX

The Federal IRS filed returns remain open to potential examination by the IRS for a period of three years after the returns are filed. The current open for years after 2018.

5. RELATED PARTY TRANSACTIONS

There were no related party transactions during the financial statement periods.

6. LEASES

The Company presently has a five-year lease for its facility in Omaha, NE. The details of the lease are:

Beginning Date of Lease	March 8, 2020
Expiration Date of Lease	April 8, 2025	$3,464 per month to April 8, 2025

Lease commitment in anticipation of renewal:

2022	$41,568
2023	$41,568
2324	$41,568

Total rent expense was $45,931 for 2021 and $39,205 for 2020 for the facility.

7. COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims and legal proceeding covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material effect on the financial condition or results of operations of the Company.

The Company is contingently liable to a surety company under a general indemnity agreement. The Company agrees to indemnify the surety for any payments made on contracts or surety ship, guarantee, or indemnity. The Company believes that all contingent liabilities will be satisfied by their performance on the specific bonded contracts.

Certain contracts are subject to government review of cost and overhead rates as defined in various federal cost regulations. Management of the Company believes that there are no adjustments that would materially affect the Company's financial position and results of operations as a result of a review of government contracts.

8. NOTES PAYABLE

The Company has various notes in relation to the acquisition of various assets from a non related party. The details are:

Original Note	Date	Terms	Payment	Interest	Balance 12/31/21	Balance 12/31/20

600,000	5/8/2020	96 PAYMENTS	8,155	4.5%	642,928	615,928
		PRESENTLY DEFERRED FOR 24 MOS

100,000	5/8/2020	96 PAYMENTS	1,290	4.5%	87,103	97,466

1,981,000	5/8/2020	125 PAYMENTS	14,600	6.0%	1,725,138	1,898,144

					2,455,169	2,611,538

			Less Current Maturities		(185,000)	(185,000)
			Long Term		2,270,169	2,426,538

9. PROPERTY, PLANT AND EQUIPMENT

The components of Property, Plant and Equipment are as follows:

Class	Cost	Life	Method	Accumulated Depreciation
Office Equipment	8,800	7	Straight Line
Total	8,800			2,286

Depreciation expense for the year end December 31, 2021 and 2020 was $1,143 and $1,143, respectively.

10. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The major components of expenses are as follows:

	2021	2020
Payroll	363,477	227,773
Insurance	97,979	25,333
Office and Occupancy	45,931	39,205
Contractors	87,552	58,985
All other	529,997	174,177
Total Expenses	1,124,936	525,473

All other was adjusted for the Burden Rate to allocate to cost of goods sold.

11. MEMBERS' EQUITY

The Company is structured as a single member Limited Liability Company. 100% of member interest certificates are owned by the single member.

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12. FAIR VALUE MEASUREMENT

Financial Accounting Standards Board has established a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level I measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Center has the ability to access.

Level 2: Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability;

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

The following methods and assumptions were used by the Company in estimating the fair value of its financial statements as of December 31, 2021.

Cash and cash equivalents, assets limited as to use and accounts receivable, net:

The carrying amounts reported in the balance sheets for these assets approximate its fair value as of December 31, 2021.

Accounts payable and accrued expenses:

The carrying amounts reported in the balance sheets for accounts payable and accrued expenses approximate its fair value as of December 31, 2021.

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13. ACCRUED COMPENSATED ABSENCES

The Company has not reflected accrued compensation for absences as it cannot reasonably be estimated.

14. EMPLOYEE BENEFIT PLANS

The Company has no employee benefit plans other than group health insurance of which the Company pays a percentage for employees.

15. REVENUE RECOGNITION AND LEASES – AICPA PRONOUNCEMENTS

The Company adopted ASC 606 using the modified retrospective method applied to all contracts not completed for annual reporting periods beginning after December 15, 2019. Results for reporting periods beginning after December 15, 2019 are presented under ASC 606 while prior period amounts continue to be reported in accordance with legacy GAAP. The adoption of ASC 606 did not result in a change to the accounting for any of the in-scope revenue streams; as such, no cumulative effect adjustment was recorded.

The Company elects not to provide specific disclosures related to the following:

•	Quantitative disaggregation disclosures

•	Contract balances

•	Transaction price allocated to remaining performance obligations

•	Information related to significant judgements

•	Certain information related to costs incurred to obtain or fulfill a contract with a customer

Also, performance obligations disclosures components are:

•	When the entity typically satisfies its performance obligations (for example, upon shipment, upon delivery, as services are rendered, or upon completion of service)

•	The significant payment terms

•	The nature of the goods or services

•	Obligations for returns, refunds, and

•	Types of warranties and related obligations

Concerning the disclosure of significant judgments, there have been no changes in judgments, that significantly affect the determination of the amount and timing of revenue from contracts with customers.

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In addition, data used to determine revenue recognition are:

•	the timing of the satisfaction of performance obligations, and

•	the transaction price and the amounts allocated to performance obligations

Revenue has not been impacted by economic factors and are consistently recognized as stated above.

16. LEASES

In February 2016, the FASB issued ASU 2016-02, Leases. This updated requires lessees to recognize at the lease commencement date a lease liability which is the lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right of use assets, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. In June 2020, the FASB issued ASU 2020-05, which allowed The Company certain entities that have not yet issued financial statements to defer application of the new recognition guidance by one additional year, making these changes effective for the Company for annual reporting periods beginning after December 15, 2021. The Company elected to defer application and is currently evaluating the impact of the adoption of this standard on its financial statement.

F-16

PART III

INDEX TO EXHIBITS

1.1	Reg A+ Engagement Agreement between Careerlink Holdings, Inc. and Manhattan Street Capital dated November 2, 2021.
2.1	Certificate of Incorporation and Amendments thereto
2.2	Bylaws
4	Form of Subscription Agreement
6.1	License Agreement by and between the Company and HAPPY Holdings, LLC, dated July 10, 2020
8	Escrow Services Agreement
11	Consent of Auditor
12	Attorney opinion on legality of the offering

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, State of Nebraska, on October 7, 2022.

Careerlink Holdings, Inc.

/s/ Phillip Greenwood
By Philip Greenwood
CEO of Careerlink Holdings, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Phillip Greenwood

Phillip Greenwood, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director

Date: October 7, 2022.

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